Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

among

CARLYLE SECURED LENDING III,

CARLYLE SECURED LENDING, INC.,

BLUE FOX MERGER SUB, INC.,

CSL III ADVISOR, LLC

(for the limited purposes set forth herein)

and

CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT L.L.C.

(for the limited purposes set forth herein)

Dated as of August 2, 2024

i

3.10	CSL III Information	16
3.11	Taxes and Tax Returns	16
3.12	Litigation	18
3.13	Employee Matters	18
3.14	Certain Contracts	18
3.15	Insurance Coverage	19
3.16	Intellectual Property	19
3.17	Real Property	20
3.18	Investment Assets	20
3.19	State Takeover Laws	20
3.20	Appraisal Rights	20
3.21	Valuation	20
3.22	Opinion of Financial Advisor	20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CSL		21

4.1	Corporate Organization	21
4.2	Capitalization	21
4.3	Authority; No Violation	23
4.4	Governmental Consents	24
4.5	Reports	24
4.6	CSL Financial Statements	25
4.7	Broker’s Fees	27
4.8	Absence of Changes or Events	27
4.9	Compliance with Applicable Law; Permits	28
4.10	CSL Information	29
4.11	Taxes and Tax Returns	29
4.12	Litigation	31
4.13	Employee Matters	31
4.14	Certain Contracts	31
4.15	Insurance Coverage	32
4.16	Intellectual Property	33
4.17	Real Property	33
4.18	Investment Assets	33
4.19	State Takeover Laws	33
4.20	Valuation	33
4.21	Opinion of Financial Advisor	34

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ADVISORS		34

5.1	Organization	34
5.2	Authority; No Violation	34
5.3	Compliance with Applicable Law; Permits	35
5.4	Litigation	36
5.5	Valuation	36
5.6	Advisor Information	37
5.7	Best Interests and No Dilution	37
5.8	Financial Resources	37
5.9	CSL and CSL III Representations and Warranties	37
5.10	Forbearances	37

ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS		37

6.1	Conduct of Businesses Prior to the Effective Time	37
6.2	CSL III Forbearances	38
6.3	CSL Forbearances	40

ARTICLE VII ADDITIONAL AGREEMENTS		42

7.1	Further Assurances	42
7.2	Regulatory Matters	43
7.3	Stockholder Approval	43
7.4	Nasdaq Listing	44
7.5	Indemnification; Trustees’ and Officers’ Insurance	44
7.6	No Solicitation	46
7.7	CSL Takeover Proposals	47
7.8	Access to Information	49
7.9	Publicity	49
7.10	Takeover Statutes and Provisions	50
7.11	Tax Matters	50
7.12	Stockholder Litigation	51
7.13	No Other Representations or Warranties	51
7.14	Merger of Surviving Company	51
7.15	Coordination of Dividends	51
7.16	Preferred Stock Exchange Documents	52
7.17	Section 16 Matters	52

ARTICLE VIII CONDITIONS PRECEDENT		52

8.1	Conditions to Each Party’s Obligations to Effect the First Merger	52
8.2	Conditions to Obligations of CSL and Merger Sub to Effect the First Merger	53
8.3	Conditions to Obligations of CSL III to Effect the First Merger	55
8.4	Frustration of Closing Conditions	56

ARTICLE IX TERMINATION AND AMENDMENT		56

9.1	Termination	56
9.2	Termination Fee	59
9.3	Effect of Termination	60
9.4	Fees and Expenses	60
9.5	Amendment	61
9.6	Extension; Waiver	61

ARTICLE X CERTAIN DEFINITIONS		62

ARTICLE XI GENERAL PROVISIONS		70

11.1	Nonsurvival of Representations, Warranties and Agreements	70
11.2	Notices	70
11.3	Interpretation; Construction	72
11.4	Counterparts	73
11.5	Entire Agreement	73
11.6	Governing Law; Jurisdiction; Waiver of Jury Trial	73
11.7	Assignment; Third Party Beneficiaries	74
11.8	Specific Performance	74
11.9	Disclosure Schedule	75

Exhibits

Exhibit A	Lock-Up Agreement

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 2, 2024 (this “Agreement”), among Carlyle Secured Lending III, a Delaware statutory trust (“CSL III”), Carlyle Secured Lending, Inc., a Maryland corporation (“CSL”), Blue Fox Merger Sub, Inc., a Maryland corporation and wholly-owned direct Consolidated Subsidiary of CSL (“Merger Sub”), and, solely for the purposes of Section 2.6, Article V, Section 8.2(b) (in the case of CSL III Advisor), Section 8.3(b) and Section 8.3(d) (in the case of CGCIM), and Article XI, CSL III Advisor, LLC, a Delaware limited liability company (“CSL III Advisor”), and Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company (“CGCIM,” together with CSL III Advisor, the “Advisors”).

RECITALS

WHEREAS, each of CSL III and CSL has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act, and CSL III Advisor is the investment adviser to CSL III and CGCIM is the investment adviser to CSL;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement Merger Sub shall merge with and into CSL III (the “First Merger”), with CSL III as the surviving company in the First Merger (sometimes referred to in such capacity as the “Surviving Company”);

WHEREAS, immediately following the First Merger and the Terminations (as defined below), the Surviving Company shall merge with and into CSL (the “Second Merger” and, together with the First Merger, the “Mergers”), with CSL as the surviving company in the Second Merger;

WHEREAS, the Board of Trustees of CSL III (the “CSL III Board”), upon the recommendation of a committee of the CSL III Board comprised solely of certain Independent Trustees of CSL III (the “CSL III Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the related Transactions are advisable, fair to and in the best interests of CSL III and its shareholders and (y) the interests of CSL III’s existing shareholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved, adopted and declared advisable this Agreement and the Transactions and (iii) approved the other CSL III Matters;

WHEREAS, the Board of Directors of CSL (the “CSL Board”), upon the recommendation of a committee of the CSL Board comprised solely of certain Independent Directors of CSL (the “CSL Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the related Transactions are (A) advisable and in the best interests of CSL and (B) fair and reasonable to CSL and (y) the interests of CSL’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved, adopted and declared advisable this Agreement and the Transactions, (iii) approved the CSL Matters, (iv) directed that the CSL Matters be submitted to CSL stockholders for consideration at the CSL Stockholders Meeting and (v) resolved to recommend that the stockholders of CSL approve the CSL Matters;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (i) determined that this Agreement and the Transactions are (x) advisable and in the best interests of Merger Sub and (y) fair and reasonable to Merger Sub, (ii) directed that this Agreement and the Transactions be submitted to CSL for consideration, in CSL’s capacity as the sole stockholder of Merger Sub, and (iii) resolved to recommend the approval of this Agreement and the Transactions by CSL, in CSL’s capacity as the sole stockholder of Merger Sub;

WHEREAS, the parties intend the Mergers and the Preferred Stock Exchange to qualify for the Intended Tax Treatment, and intend for this Agreement to constitute a “plan of reorganization” within the meaning of the Code;

WHEREAS, at the Closing (as defined below), CSL and the holder of record of CSL Preferred Stock (as defined below) shall enter into a lock-up agreement in substantially the form attached hereto as Exhibit A (with such changes as may be mutually agreed by CSL and such holder, the “Lock-Up Agreement”), which shall be effective as of the Closing; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGERS

1.1 The First Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware Statutory Trust Act (the “DSTA”) and the Maryland General Corporation Law (the “MGCL”), at the Effective Time, Merger Sub shall merge with and into CSL III, and the separate corporate existence of Merger Sub shall cease. CSL III shall be the surviving company in the First Merger and shall continue its existence as a statutory trust under the Laws of the State of Delaware.

1.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Mergers (the “Closing”) shall take place by mutual exchange of electronic signature pages, on the date that is one (1) Business Day after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to this Agreement (the “Closing Date”).

1.3 Effective Time. The First Merger shall become effective as set forth in (a) the certificate of merger relating to the First Merger (the “Delaware Certificate of Merger”) that shall be filed with the Secretary of State of the State of Delaware (the “DE SOS”) and (b) the articles of merger relating to the First Merger (the “Maryland Articles of Merger”) that shall be filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on the Closing Date. The term “Effective Time” shall be the date and time when the First Merger becomes effective as agreed by the parties and set forth in the Delaware Certificate of Merger and Maryland Articles of Merger.

1.4 Effects of the First Merger. At and after the Effective Time, the First Merger shall have the effects set forth in the DSTA and MGCL.

1.5 Conversion of Capital Stock and Beneficial Interest. At the Effective Time, by virtue of the First Merger and without any action on the part of CSL III, CSL or Merger Sub or the holder of any of the following securities:

(a) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and, to the extent applicable, nonassessable common share of beneficial interest, par value $0.001 per share, of the Surviving Company, which shall constitute the only shares of beneficial interest of the Surviving Company issued and outstanding immediately after the Effective Time.

(b) All common shares of beneficial interest, $0.001 par value per share, of CSL III (the “CSL III Common Shares”) issued and outstanding immediately prior to the Effective Time that are owned by CSL or any of its Consolidated Subsidiaries (including Merger Sub) shall be cancelled and shall cease to exist and no shares of common stock, par value $0.01 per share, of CSL (the “CSL Common Stock”) or any other consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”).

(c) Subject to Section 1.5(e), each CSL III Common Share issued and outstanding immediately prior to the Effective Time, except for the Cancelled Shares, shall be converted, in accordance with the procedures set forth in Article II, into the right to receive a number of shares of CSL Common Stock equal to the Exchange Ratio and, if applicable, cash in lieu of fractional shares of CSL Common Stock payable in accordance with Section 2.2 (such shares of CSL Common Stock and any such cash in lieu of fractional shares of CSL Common Stock, the “Merger Consideration”).

(d) All of the CSL III Common Shares converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each such CSL III Common Share, all of which are in non-certificated book-entry form, shall thereafter represent only the right to receive the Merger Consideration and any dividends or other distributions payable pursuant to Section 2.4(b).

(e) The Exchange Ratio shall be appropriately adjusted (to the extent not already taken into account in determining the Closing CSL III Net Asset Value and/or the Closing CSL Net Asset Value, as applicable) if, between the Determination Date and the Effective Time, the respective issued and outstanding shares of CSL Common Stock or CSL III Common Shares shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, merger, issue tender or exchange offer, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities or similar distribution shall be authorized and declared with a record date within such period (as permitted by this Agreement), in each case to provide the shareholders of CSL III and stockholders and CSL the same economic effect as contemplated by this Agreement prior to such event, and such items, so adjusted shall, from and after the date of such event, be the Exchange Ratio. Nothing in this Section 1.5(e) shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

1.6 Effect on CSL Capital Stock.

(a) CSL Common Stock. At the Effective Time, by virtue of the First Merger and without any action on the part of CSL or the holder of any of the following securities, each share of CSL Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding as a share of CSL Common Stock.

(b) CSL Preferred Stock. Immediately prior to the Effective Time, upon the terms and subject to the conditions contained in the Preferred Stock Exchange Documents, all shares of CSL Preferred Stock issued and outstanding shall be exchanged for such number of shares of CSL Common Stock in a transaction exempt from registration under the Securities Act as is equal to the quotient of (i) the aggregate liquidation preference of the CSL Preferred Stock and (ii) the Closing CSL Net Asset Value (the “Preferred Stock Exchange”). Any accrued and unpaid dividends of the CSL Preferred Stock thereon to the date of exchange, whether or not declared, will be paid to the holders of record in cash immediately prior to the Preferred Stock Exchange. After the Preferred Stock Exchange and the issuance of CSL Common Stock pursuant thereto, each share of CSL Preferred Stock shall cease to be outstanding, shall be cancelled, shall cease to exist and shall thereafter represent only the rights afforded to holders of CSL Common Stock following the Closing.

1.7 Termination of Certain Contractual Obligations. Immediately after the Effective Time and immediately prior to the Second Merger, the CSL III Advisory Agreement and the CSL III Administration Agreement shall be automatically terminated and of no further force and effect (the “Terminations”).

1.8 The Second Merger.

(a) Subject to the terms and conditions of this Agreement, in accordance with the DSTA and MGCL, at the Second Effective Time, the Surviving Company shall merge with and into CSL and the separate trust existence of the Surviving Company shall cease. CSL shall be the surviving company in the Second Merger and shall continue its existence as a corporation under the Laws of the State of Maryland. The Second Merger shall become effective as set forth in (a) the certificate of merger relating to the Second Merger (the “Second Delaware Certificate of Merger”) that CSL shall file with the DE SOS and (b) the articles of merger relating to the Second Merger (the “Second Maryland Articles of Merger”) that CSL shall file with the SDAT on the Closing Date (the “Second Effective Time”), it being understood that CSL and the Surviving Company shall cause the Second Effective Time to occur immediately following the Terminations. At and after the Second Effective Time, the Second Merger shall have the effects set forth in the DSTA and MGCL.

(b) Subject to the terms and conditions of this Agreement, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of CSL or the Surviving Company or the holder of any of the following securities: (i) each common share of beneficial interest of the Surviving Company issued and outstanding as of immediately prior to the Second Effective Time shall be cancelled and shall cease to exist, and no consideration shall be exchanged therefor; and (ii) each share of CSL Common Stock issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a share of CSL Common Stock.

1.9 Charter and Bylaws.

(a) The CSL III Declaration of Trust as in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Company as of the Effective Time, and the CSL III Bylaws as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of the declaration of trust and bylaws of the Surviving Company, as applicable.

(b) At the Second Effective Time, the charter of CSL as in effect immediately prior to the Second Effective Time shall be the charter of CSL, as the surviving company of the Second Merger, as of the Second Effective Time, until thereafter amended in accordance with applicable Law and the terms of such charter. The Bylaws of CSL as in effect immediately prior to the Second Effective Time shall be the Bylaws of CSL, as the surviving company in the Second Merger, as of the Second Effective Time, until thereafter amended in accordance with applicable Law and the terms of such bylaws.

1.10 Trustees, Directors and Officers. Subject to applicable Law, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the trustees and officers of the Surviving Company from and after the Effective Time and shall hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal. Subject to applicable Law, the directors and officers of CSL immediately prior to the Second Effective Time shall be the directors and officers of CSL from and after the Second Effective Time and shall hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal.

ARTICLE II

MERGER CONSIDERATION

2.1 Delivery of Evidence of CSL Common Stock. As soon as reasonably practicable after the Effective Time, CSL shall deposit with the Paying and Exchange Agent evidence of book-entry shares representing CSL Common Stock issued as Merger Consideration pursuant to Section 1.5(c).

2.2 Fractional Shares. Each holder of CSL III Common Shares converted pursuant to the First Merger that would otherwise have been entitled to receive a fraction of a share of CSL Common Stock pursuant to Section 1.5(c) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of CSL Common Stock multiplied by (ii) the volume-weighted average trading price of a share of CSL Common Stock on the Nasdaq Global Select Market (“Nasdaq”) for the five (5) consecutive Trading Days ending on the third (3rd) Trading Day preceding the Closing Date (as reported by Bloomberg L.P. or its successor or, if not reported thereon, another authoritative source selected by CSL that is reasonably acceptable to CSL III). For purposes of this Section 2.2, all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

2.3 Paying and Exchange Agent. Prior to the Effective Time, CSL shall appoint CSL’s transfer agent or other bank or trust company to act as exchange agent (the “Paying and Exchange Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of CSL and CSL III. Following the Effective Time, CSL shall deposit, or shall cause to be deposited, with the Paying and Exchange Agent cash sufficient to pay the aggregate cash for fractional shares in accordance with Section 2.2. Any cash deposited with the Paying and Exchange Agent shall hereinafter be referred to as the “Exchange Fund.” The Exchange Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. To the extent that any amount in the Exchange Fund is below that required to make prompt payment of the payments contemplated by this Article II, CSL shall promptly replace, restore or supplement cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying and Exchange Agent to make the payments contemplated by this Article II.

2.4 Delivery of Merger Consideration.

(a) Each holder of record of CSL III Common Shares (other than the Cancelled Shares) in book-entry form that were converted into the right to receive the Merger Consideration pursuant to Section 1.5(c) and any dividends and other distributions pursuant to Section 2.4(b), shall, promptly after the Effective Time, be entitled to receive the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(b).

(i) As promptly as reasonably practicable after the Effective Time (and in any event within five (5) Business Days thereafter), CSL shall cause the Paying and Exchange Agent to mail to each holder of record of a CSL III Common Share as of such time (i) a notice advising such holders of the effectiveness of the Mergers, (ii) a statement reflecting the number of whole shares of CSL Common Stock, if any, that such holder received pursuant to Article I in the name of such record holder and (iii) a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.8) of any cash in lieu of fractional shares.

(ii) Payment of the Merger Consideration payable pursuant to this Article II, shall only be made to the Person in whose name such CSL III Common Shares in book-entry form are registered in the share transfer books of CSL III as of the Effective Time.

(b) Subject to the effect of applicable abandoned property, escheat or similar Laws, following the Effective Time, the record holder of CSL III Common Shares (other than Cancelled Shares) at the Effective Time shall be entitled to receive, without interest, the amount of dividends or other distributions which theretofore had become payable with respect to the whole shares of CSL Common Stock which the CSL III Common Shares have been converted into the right to receive.

2.5 No Further Ownership Rights. All Merger Consideration paid by CSL in accordance with the terms of Article I and Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to CSL III Common Shares in respect of which such Merger Consideration. From and after the Effective Time, the share transfer books of CSL III shall be closed, and there shall be no further transfers on the share transfer books of CSL III of the CSL III Common Shares that were issued and outstanding immediately prior to the Effective Time.

2.6 Net Asset Value Calculation.

(a) CSL shall deliver to CSL III a calculation of the net asset value of CSL as of a date mutually agreed between CSL and CSL III, such date to be no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties and as agreed by the CSL Special Committee and CSL III Special Committee), historically used by CSL in preparing the calculation of the net asset value per share of CSL Common Stock (with an accrual for any dividend declared by CSL and not yet paid) (the “Closing CSL Net Asset Value”); provided that CSL shall update the calculation of the Closing CSL Net Asset Value in the event that Closing is subsequently materially delayed or there is a material change to the Closing CSL Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing CSL Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided, further, that the CSL Special Committee shall be required to approve, and CGCIM shall certify in writing to CSL III, the calculation of the Closing CSL Net Asset Value.

(b) CSL III shall deliver to CSL a calculation of the net asset value of CSL III as of the Determination Date, calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties and as agreed by the CSL Special Committee and CSL III Special Committee), historically used by CSL III in preparing the calculation of the net asset value per CSL III Common Share (with an accrual for any dividend declared by CSL III and not yet paid) (the “Closing CSL III Net Asset Value”); provided that CSL III shall update the calculation of the Closing CSL III Net Asset Value in the event that Closing is subsequently materially delayed or there is a material change to the Closing CSL III Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing CSL III Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided, further, that the CSL III Special Committee shall be required to approve, and CSL III Advisor shall certify in writing to CSL, the calculation of the Closing CSL III Net Asset Value.

(c) In connection with preparing the calculations provided pursuant to this Section 2.6, each of CSL III and CSL will use the portfolio valuation methods approved by the CSL III Board or the CSL Board, as applicable, for valuing the securities and other assets of CSL III or CSL, as applicable, as of the date hereof, unless otherwise agreed by each of the CSL Board and the CSL III Board.

(d) Each Advisor agrees to give each of CSL, CSL III, the CSL Special Committee and the CSL III Special Committee and their respective Representatives, upon reasonable request, reasonable access to the individuals who have prepared each calculation provided pursuant to this Section 2.6 and to the information, books, records, work papers and back-up materials used or useful in preparing each such calculation, including any reports prepared by valuation agents, in order to assist such party with its review of such calculation so long as such individuals remain employed by such Advisor or any of their respective Affiliates.

2.7 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to shareholders of CSL III as of the first anniversary of the Effective Time may be paid to CSL, upon CSL’s written demand to the Paying and Exchange Agent. In such event, any former shareholders of CSL III who have not theretofore complied with any applicable requirements to receive cash in lieu of fractional shares of CSL Common Stock shall thereafter look only to CSL with respect to payment of such cash in lieu of fractional shares, without any interest thereon. Notwithstanding the foregoing, none of CSL, CSL III, the Surviving Company, Merger Sub, the Paying and Exchange Agent or any other Person shall be liable to any former holder of CSL III Common Shares for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

2.8 Withholding Rights. CSL or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of CSL III Common Shares such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CSL III

Except with respect to matters that have been Previously Disclosed, CSL III hereby represents and warrants to CSL and Merger Sub that:

3.1 Corporate Organization.

(a) CSL III is a statutory trust duly formed and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. CSL III has the requisite statutory trust power to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign statutory trust in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. CSL III has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.

(b) True, complete and correct copies of the Third Amended and Restated Agreement and Declaration of Trust of CSL III, as amended (the “CSL III Declaration of Trust”), and the Bylaws of CSL III (the “CSL III Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by CSL III.

(c) Carlyle Secured Lending III SPV, L.L.C., the sole Consolidated Subsidiary of CSL III (the “SPV”), (i) is duly formed and validly existing and in good standing under the Laws of the State of Delaware, (ii) has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign limited liability company in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III.

3.2 Capitalization.

(a) The authorized capital of CSL III consists of an unlimited number of shares of beneficial interest, par value $0.001 per share, of which 11,710,034 CSL III Common Shares were outstanding as of the close of business on August 1, 2024 (the “CSL III Capitalization Date”). All of the issued and outstanding CSL III Common Shares have been duly authorized and validly issued and are fully paid, nonassessable, to the extent applicable, and free of preemptive rights, with no personal liability with respect to CSL III attaching to the ownership thereof. No Indebtedness having the right to vote on any matters on which shareholders of CSL III may vote (“CSL III Voting Debt”) is issued or outstanding. As of the CSL III Capitalization Date, except pursuant to CSL III’s dividend reinvestment plan, CSL III does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any CSL III Common Shares, CSL III Voting Debt or any other equity securities of CSL III or any securities representing the right to purchase or otherwise receive any CSL III Common Shares, CSL III Voting Debt or other equity securities of CSL III. There are no obligations of CSL III or the SPV (i) to repurchase, redeem or otherwise acquire any CSL III Common Shares, CSL III Voting Debt or any equity security of CSL III or the SPV or any securities representing the right to purchase or otherwise receive any CSL III Common Shares, CSL III Voting Debt or any other equity security of CSL III or the SPV or (ii) pursuant to which CSL III or the SPV is or could be required to register CSL III Common Shares or other securities under the Securities Act. All of the CSL III Common Shares have been sold in compliance with applicable Law.

(b) All of the issued and outstanding equity ownership interests of the SPV are owned by CSL III, directly or indirectly, free and clear of any Liens, and all of such equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable, to the extent applicable, and free of preemptive rights. The SPV has not been and is not bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any equity security of the SPV or any securities representing the right to purchase or otherwise receive any equity security of the SPV.

3.3 Authority; No Violation.

(a) CSL III has all requisite statutory trust power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the CSL III Board. The CSL III Board (on the recommendation of the CSL III Special Committee) has unanimously (i) determined that (A) this Agreement and the terms of the Mergers and the related Transactions are advisable, fair to and in the best interests of CSL III and its shareholders and (B) the interests of CSL III’s existing shareholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved, adopted and declared advisable this Agreement and the Transactions and (iii) approved the other CSL III Matters. The First Merger and the other Transactions have been authorized by all necessary statutory trust action on the part of CSL III. This Agreement has been duly and validly executed and delivered by CSL III and (assuming due authorization, execution and delivery by CSL, Merger Sub and the Advisors) constitutes the valid and binding obligation of CSL III, enforceable against CSL III in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Enforceability Exception”)).

(b) Neither the execution and delivery of this Agreement by CSL III, nor the consummation by CSL III of the Transactions, nor the performance of this Agreement by CSL III, will (i) violate any provision of the CSL III Declaration of Trust or the CSL III Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to CSL III or the SPV or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of CSL III or the SPV under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which CSL III or the SPV is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. Section 3.3(b) of the CSL III Disclosure Schedule sets forth, to CSL III’s knowledge, any material consent fees payable to a third party in connection with the First Merger.

3.4 Governmental Consents. Assuming the representations and warranties set forth in Section 4.4 are true and correct, no consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by CSL III of the First Merger and the other Transactions, except for (i) the filing with the SEC of a proxy statement/prospectus in definitive form relating to the CSL Stockholders Meeting to be held in connection with this Agreement and the Transactions (the “Proxy Statement/Prospectus”) and of a registration statement on Form N-14 or such other appropriate SEC form (the “Registration Statement”), which will also contain the Proxy Statement/Prospectus as a prospectus and an information statement with respect to CSL III and the Transactions, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Delaware Certificate of Merger with and the acceptance by the DE SOS, (iii) the filing of the Maryland Articles of Merger with and the acceptance by the SDAT, (iv) the filing of the Second Delaware Certificate of Merger with and the acceptance by the DE SOS, (v) the filing of the Second Maryland Articles of Merger with and the acceptance by the SDAT, (vi) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (vii) authorization of listing of the CSL Common Stock to be issued pursuant to this Agreement on the Nasdaq, (viii) the reporting of this Agreement on a Current Report on Form 8-K, (ix) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of CSL Common Stock pursuant to this Agreement and (x) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CSL III.

3.5 Reports.

(a) CSL III has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since January 1, 2022 (the “Applicable Date”) with or to the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “CSL III SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. To CSL III’s knowledge, no CSL III SEC Report, at the time filed or furnished with or to the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To CSL III’s knowledge, all CSL III SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. The SPV is not required to make any filing with the SEC.

(b) Neither CSL III nor the SPV is subject to any cease-and-desist or other Order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to CSL III’s knowledge that, upon consummation of the First Merger, would restrict in any material respect the conduct of the business of CSL III or the SPV), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has CSL III or the SPV been advised in writing or, to the knowledge of CSL III, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c) CSL III has made available to CSL all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of CSL III (i) there are no unresolved comments from the SEC with respect to the CSL III SEC Reports or any SEC examination of CSL III and (ii) none of the CSL III SEC Reports is subject to any ongoing review by the SEC.

3.6 CSL III Financial Statements.

(a) The consolidated financial statements, including the related consolidated schedules of investments, of CSL III and the SPV included (or incorporated by reference) in the CSL III SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in net assets and consolidated financial position of CSL III and the SPV for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to CSL III’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Ernst & Young LLP (“EY”) has not resigned, threatened resignation or been dismissed as CSL III’s independent public accountant as a result of or in connection with any disagreements with CSL III on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except for (A) liabilities reflected or reserved against on the consolidated audited statements of assets and liabilities of CSL III as of December 31, 2023 included in the audited financial statements set forth in CSL III’s annual report on Form 10-K for the year ended December 31, 2023 (the “CSL III Balance Sheet”), (B) liabilities incurred in the ordinary course of business since December 31, 2023, (C) liabilities incurred in connection with this Agreement and the Transactions, (D) liabilities otherwise disclosed in the CSL III SEC Reports and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III, neither CSL III nor the SPV has any liabilities that would be required to be reflected or reserved against in the CSL III Balance Sheet in accordance with GAAP.

(c) Neither CSL III nor the SPV is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K).

(d) Since the Applicable Date, (i) neither CSL III nor the SPV nor, to the knowledge of CSL III, any trustee, manager, officer, auditor, accountant or representative of CSL III or the SPV has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CSL III or the SPV or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CSL III or the

SPV has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing CSL III or the SPV has reported evidence of a material violation of securities laws, breach of duty or similar violation by CSL III or any of its trustees, officers or agents to the CSL III Board or any committee thereof or to any trustee or officer of CSL III.

(e) To CSL III’s knowledge, since the Applicable Date, EY, which has expressed its opinion with respect to the financial statements of CSL III and the SPV included in the CSL III SEC Reports (including the related notes), has been (i) “independent” with respect to CSL III and the SPV within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(f) The principal executive officer and principal financial officer of CSL III have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (collectively, the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct, and CSL III is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(g) CSL III has in all material respects:

(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by CSL III in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to CSL III’s management as appropriate to allow timely decisions regarding required disclosure and to allow CSL III’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) CSL III’s management, with the participation of CSL III’s principal executive and financial officers, has completed an assessment of the effectiveness of CSL III’s internal controls over financial reporting for the fiscal year ended December 31, 2023 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that CSL III maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, using the framework specified in CSL III’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the CSL III Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of CSL III’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for CSL III’s auditors any material weaknesses in internal controls; and

(iv) provided to CSL true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the CSL III Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to CSL true, complete and correct copies of any such disclosures that are made after the date hereof.

(h) The fair value of CSL III’s investments as of June 30, 2024 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurements and Disclosures (Topic 820)”, issued by the Financial Accounting Standards Board (“ASC Topic 820”) and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the CSL III Board.

(i) To CSL III’s knowledge, there is no fraud or suspected fraud affecting CSL III involving management of CSL III or employees of CSL III Advisor or any of its Affiliates who have significant roles in CSL III’s internal control over financial reporting.

3.7 Broker’s Fees. Neither CSL III nor the SPV nor any of their respective trustees, managers, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to KBW pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to CSL.

3.8 Absence of Changes or Events. Since December 31, 2023 and through the date of this Agreement, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of CSL III and the SPV has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of CSL under Section 6.1 or 6.2.

3.9 Compliance with Applicable Law; Permits.

(a) Each of CSL III and the SPV is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. CSL

III has not received any written or, to CSL III’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III.

(b) CSL III is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III.

(c) CSL III has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for CSL III, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the CSL III Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III.

(d) Each of CSL III and the SPV holds and is in compliance with all Permits required in order to permit CSL III and the SPV to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. CSL III has not received any written or, to CSL III’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III.

(e) No “affiliated person” (as defined under the Investment Company Act) of CSL III has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of CSL III, threatened that would result in any such disqualification.

(f) The minute books and other similar records of CSL III maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of CSL III, the CSL III Board and any committees of the CSL III Board.

3.10 CSL III Information. None of the information supplied or to be supplied by CSL III for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of CSL or at the time of the CSL Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by CSL III with respect to information supplied by CSL, Merger Sub or the Advisors for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

3.11 Taxes and Tax Returns.

(a) Each of CSL III and the SPV has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of CSL III or the SPV has been examined by the Internal Revenue Service (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon CSL III or the SPV for which CSL III does not have reserves that are adequate under GAAP. Neither CSL III nor the SPV is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among CSL III and the SPV). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the First Merger is also a part), neither CSL III nor the SPV has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither CSL III nor the SPV is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by CSL III or the SPV. Neither CSL III nor the SPV has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If CSL III or the SPV has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(b) CSL III made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). CSL III has qualified as a RIC at all times since the beginning of its taxable year ended December 31, 2022 and expects to continue to so qualify through the Effective Time. No challenge to CSL III’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of CSL III ending on or before the Effective Time, CSL III has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code and all dividends (as defined in Section 316 of the Code) paid by CSL III in any taxable year for which the applicable statute of limitations remains open shall have been deductible pursuant to the dividends paid deduction under Section 562 of the Code (assuming for these purposes that any Tax Dividend declared by CSL III after the date of this Agreement has been timely paid).

(c) Prior to the Effective Time, CSL III shall have declared and paid a Tax Dividend with respect to all taxable years ended prior to the Effective Time. Prior to the Determination Date, CSL III shall have declared a Tax Dividend with respect to the final taxable year ending with the First Merger.

(d) CSL III and the SPV have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e) CSL III is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

(f) CSL III has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(g) Section 3.11(g) of the CSL III Disclosure Schedule lists each asset the disposition of which would be subject to the rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 3.11(g) of the CSL III Disclosure Schedule, CSL III is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(h) No claim has been made in writing by a taxing authority in a jurisdiction where CSL III or the SPV does not file Tax Returns that CSL III or the SPV is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(i) Neither CSL III nor the SPV has, or has ever had, a permanent establishment in any country other than the United States.

(j) Neither CSL III nor the SPV has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(k) Neither CSL III nor the SPV has any liability for the Taxes of another Person other than CSL III and the SPV under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(l) Neither CSL III nor the SPV has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is CSL III or the SPV).

(m) There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of CSL III or the SPV.

3.12 Litigation. As of the date of this Agreement, there are no material Proceedings pending or, to CSL III’s knowledge, threatened against CSL III or the SPV. As of the date of this Agreement, there is no Order binding upon CSL III or the SPV other than such Orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III.

3.13 Employee Matters. Neither CSL III nor the SPV has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement (collectively, “Employee Benefit Plans”).

3.14 Certain Contracts.

(a) CSL III has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to CSL of, all Contracts (collectively, the “CSL III Material Contracts”) to which, as of the date hereof, CSL III or the SPV is a party, or by which CSL III or the SPV may be bound, or, to the knowledge of CSL III, to which it or the SPV or their respective assets or properties may be subject, with respect to:

(i) any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to CSL III or its financial condition or results of operations;

(ii) any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of CSL III or the SPV in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by CSL III or the SPV of any Indebtedness in an aggregate principal amount in excess of $500,000;

(iii) any Contract that creates future payment obligations as of July 28, 2024 in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 60 days or less, or any Contract that creates or would create a Lien on any asset of CSL III or the SPV (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III);

(iv) any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to CSL III and the SPV, taken as a whole;

(v) any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the CSL III SEC Reports; or

(vi) any Contract with a Governmental Entity.

(b) Each CSL III Material Contract is (x) valid and binding on CSL III or the SPV and, to CSL III’s knowledge, each other party thereto, (y) enforceable against CSL III or the SPV in accordance with its terms (subject to the Enforceability Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. The CSL III Advisory Agreement has been approved by the CSL III Board and shareholders of CSL III in accordance with Section 15 of the Investment Company Act. Neither CSL III nor the SPV nor, to CSL III’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any CSL III Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. No CSL III Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. As of the date of this Agreement, no event has occurred with respect to CSL III or the SPV that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any CSL III Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III.

3.15 Insurance Coverage. All material insurance policies maintained by CSL III or the SPV and that name CSL III or the SPV as an insured (each, a “CSL III Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each CSL III Insurance Policy have been paid. Neither CSL III nor the SPV has received written notice of cancellation of any CSL III Insurance Policy.

3.16 Intellectual Property. CSL III and the SPV own, possess or have a valid license or other adequate rights to use all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks, service mark applications, service mark rights, copyrights, computer programs and other proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of CSL III and the SPV, taken as a whole (hereinafter, “CSL III Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III. No claims are pending for which CSL III has received written notice or, to the knowledge of CSL III, threatened (i) that CSL III or the SPV is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any CSL III Intellectual

Property Right is invalid or unenforceable. To the knowledge of CSL III, no Person is infringing, misappropriating or using without authorization the rights of CSL III or the SPV with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL III.

3.17 Real Property. Neither CSL III nor the SPV owns or leases any real property.

3.18 Investment Assets. Each of CSL III and the SPV has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of CSL III or the SPV set forth in Section 3.18 of the CSL III Disclosure Schedule and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business. As of the date hereof, the value of investments owned by CSL III that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act was greater than 70% of the value of CSL III’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

3.19 State Takeover Laws. No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other Transactions.

3.20 Appraisal Rights. In accordance with Section 3815(h) of the DSTA and Section 6.3 of the CSL III Declaration, no appraisal rights shall be available to holders of CSL III Common Shares in connection with the Transactions.

3.21 Valuation. Except as may be mutually agreed by the parties and with the consent of the CSL Special Committee and CSL III Special Committee, the value of each investment asset owned by CSL III that is used in connection with the computations made by CSL III pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures set forth in CSL III’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by CSL III other than investment assets that are used in connection with the computations made by CSL III pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties and with the consent of the CSL Special Committee and CSL III Special Committee, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the CSL III Board as of or prior to the date hereof.

3.22 Opinion of Financial Advisor. Prior to the execution of this Agreement, the CSL III Board and the CSL III Special Committee have received the opinion of KBW, financial advisor to the CSL III Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio in the First Merger is fair, from a financial point of view, to the holders of CSL III Common Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CSL

Except with respect to matters that have been Previously Disclosed, CSL hereby represents and warrants to CSL III that:

4.1 Corporate Organization.

(a) CSL is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT and Merger Sub is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. Each of CSL and Merger Sub has the requisite corporate power to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. CSL has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.

(b) True, complete and correct copies of the charter (the “CSL Charter”), and the Amended and Restated Bylaws of CSL, as amended (the “CSL Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by CSL.

(c) Each Consolidated Subsidiary of CSL (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL.

4.2 Capitalization.

(a) The authorized capital stock of CSL consists of (i) 198,000,000 shares of CSL Common Stock, of which 50,848,458 shares were outstanding as of the close of business on August 1, 2024 (the “CSL Capitalization Date”) and (ii) 2,000,000 shares of Convertible Preferred Stock, Series A, $0.01 par value (“CSL Preferred Stock”), of which 2,000,000 shares were outstanding as of the close of business on the CSL Capitalization Date. All of the issued and outstanding shares of CSL Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable to the extent applicable, and free of preemptive rights, with no personal liability with respect to CSL attaching to the ownership thereof. All of the shares of CSL Common Stock constituting the Merger Consideration will be, when issued pursuant to the terms of the First

Merger, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to CSL attaching to the ownership thereof. No Indebtedness having the right to vote on any matters on which stockholders of CSL may vote (“CSL Voting Debt”) is issued or outstanding. As of the CSL Capitalization Date, except pursuant to CSL’s dividend reinvestment plan, as amended, and the terms of the CSL Preferred Stock, CSL does not have and is not bound by any Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of CSL Capital Stock, CSL Voting Debt or any other equity securities of CSL or any securities representing the right to purchase or otherwise receive any shares of CSL Capital Stock, CSL Voting Debt or other equity securities of CSL. Except pursuant to the terms of the CSL Preferred Stock, there are no obligations of CSL or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of CSL Capital Stock, CSL Voting Debt or any equity security of CSL or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of CSL Capital Stock, CSL Voting Debt or any other equity security of CSL or its Consolidated Subsidiaries or (ii) pursuant to which CSL or any of its Consolidated Subsidiaries is or could be required to register shares of CSL capital stock or other securities under the Securities Act. All CSL Capital Stock has been sold in compliance with applicable Law.

(b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of CSL are owned by CSL, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (to the extent applicable) and free of preemptive rights. No Consolidated Subsidiary of CSL has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

(c) With respect to Credit Fund:

(i) to CSL’s knowledge, Credit Fund is a limited liability company duly organized and validly existing under the Laws of the State of Delaware;

(ii) all of the issued and outstanding equity ownership interests of Credit Fund owned by CSL are owned free and clear of any Liens;

(iii) CSL is in compliance with all applicable Laws with respect to its ownership interest in Credit Fund, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL; and

(iv) there are no material Proceedings pending or, to CSL’s knowledge, threatened against CSL with respect to its ownership interest in Credit Fund.

(d) With respect to Credit Fund II:

(i) to CSL’s knowledge, Credit Fund II is a limited liability company duly organized and validly existing under the Laws of the State of Delaware;

(ii) all of the issued and outstanding equity ownership interests of Credit Fund II owned by CSL are owned free and clear of any Liens;

(iii) CSL is in compliance with all applicable Laws with respect to its ownership interest in Credit Fund II, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL; and

(iv) there are no material Proceedings pending or, to CSL’s knowledge, threatened against CSL with respect to its ownership interest in Credit Fund II.

4.3 Authority; No Violation.

(a) Each of CSL and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the CSL Board and the Merger Sub Board. The CSL Board (on the recommendation of the CSL Special Committee) has unanimously (i) determined that (A) this Agreement and the terms of the Mergers and the related Transactions are (I) advisable and in the best interests of CSL and (II) fair and reasonable to CSL and (B) the interests of CSL’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved, adopted and declared advisable this Agreement and the Transactions, (iii) approved the CSL Matters, (iv) directed that the CSL Matters be submitted to CSL’s stockholders for consideration at a duly held meeting of such stockholders (the “CSL Stockholders Meeting”) and (v) resolved to recommend that the stockholders of CSL approve the CSL Matters. The Merger Sub Board has unanimously (i) determined that this Agreement and the Transactions are (x) advisable and in the best interests of Merger Sub and (y) fair and reasonable to Merger Sub, (ii) directed that this Agreement and the Transactions be submitted to CSL for consideration, in CSL’s capacity as the sole stockholder of Merger Sub, and (iii) resolved to recommend the approval of this Agreement and the Transactions by CSL, in CSL’s capacity as the sole stockholder of Merger Sub. Except for receipt of the approval of at least a majority of the shares of CSL Capital Stock represented and voting to approve the CSL Matters at the CSL Stockholders Meeting (the “CSL Requisite Vote”), and the approval of this Agreement by CSL, as the sole stockholder of Merger Sub (which approval shall occur promptly following the execution of this Agreement), the Mergers and the Transactions have been authorized by all necessary corporate action on the part of CSL and Merger Sub. This Agreement has been duly and validly executed and delivered by CSL and Merger Sub and (assuming due authorization, execution and delivery by CSL III and the Advisors) constitutes the valid and binding obligation of each of CSL and Merger Sub, enforceable against each of CSL and Merger Sub in accordance with its terms (except as may be limited by the Enforceability Exception).

(b) Neither the execution and delivery of this Agreement by CSL or Merger Sub, nor the consummation by CSL or Merger Sub of the Transactions, nor performance of this Agreement by CSL or Merger Sub, will (i) violate any provision of the CSL Charter, CSL Bylaws or the articles of incorporation or bylaws of Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 4.3(a) and Section 4.4 are duly obtained and/or made, (A) violate any Law or Order applicable to CSL or any of its Consolidated Subsidiaries or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of CSL or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which CSL or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. Section 4.3(b) of the CSL Disclosure Schedule sets forth, to CSL’s knowledge, any material consent fees payable to a third party in connection with the First Merger.

4.4 Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by CSL or Merger Sub of the First Merger and the other Transactions, except for (i) the filing with the SEC of the Proxy Statement/Prospectus and the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Delaware Certificate of Merger with and the acceptance by the DE SOS, (iii) the filing of the Maryland Articles of Merger with and the acceptance for the record thereof by the SDAT, (iv) the filing of the Second Certificate of Merger with and the acceptance by the DE SOS, (v) the filing of the Second Maryland Articles of Merger with and the acceptance for the record thereof by the SDAT, (vi) any notices or filings under the HSR Act, (vii) authorization of listing of the CSL Common Stock to be issued pursuant to this Agreement on the Nasdaq, (viii) the reporting of this Agreement on a Current Report on Form 8-K, (ix) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of CSL Common Stock pursuant to this Agreement and (x) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CSL

4.5 Reports.

(a) CSL has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since the Applicable Date with or to the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “CSL SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. To CSL’s knowledge, no CSL SEC Report, at the time filed or furnished with or to the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To CSL’s knowledge, all CSL SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of CSL is required to make any filing with the SEC.

(b) Neither CSL nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to CSL’s knowledge that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of CSL or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has CSL or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of CSL, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c) CSL has made available to CSL III all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of CSL, (i) there are no unresolved comments from the SEC with respect to the CSL SEC Reports or any SEC examination of CSL and (ii) none of the CSL SEC Reports is subject to any ongoing review by the SEC.

4.6 CSL Financial Statements.

(a) The consolidated financial statements, including the related consolidated schedules of investments, of CSL and its Consolidated Subsidiaries included (or incorporated by reference) in the CSL SEC Reports (including the related notes, where applicable): (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in net assets and consolidated financial position of CSL and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to CSL’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. EY has not resigned, threatened resignation or been dismissed as CSL’s independent public accountant as a result of or in connection with any disagreements with CSL on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except for (A) liabilities reflected or reserved against on the consolidated audited statements of assets and liabilities of CSL as of December 31, 2023 included in the audited financial statements set forth in CSL’s annual report on Form 10-K for the year ended December 31, 2023 (the “CSL Balance Sheet”), (B) liabilities incurred in the ordinary course of business since December 31, 2023, (C) liabilities incurred in connection with this Agreement and the Transactions, (D) liabilities otherwise disclosed in the CSL SEC Reports and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL, neither CSL nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the CSL Balance Sheet in accordance with GAAP.

(c) Neither CSL nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K).

(d) Since the Applicable Date, (i) neither CSL nor any of its Consolidated Subsidiaries nor, to the knowledge of CSL, any director, officer, auditor, accountant or representative of CSL or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CSL or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CSL or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing CSL or any of its Consolidated Subsidiaries has reported evidence of a material violation of securities laws, breach of duty or similar violation by CSL or any of its directors, officers or agents to the CSL Board or any committee thereof or to any director or officer of CSL.

(e) To CSL’s knowledge, since the Applicable Date, EY, which has expressed its opinion with respect to the financial statements of CSL and its Consolidated Subsidiaries included in the CSL SEC Reports (including the related notes), has been (i) “independent” with respect to CSL and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(f) The principal executive officer and principal financial officer of CSL have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and CSL is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(g) CSL has in all material respects:

(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by CSL in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to CSL’s management as appropriate to allow timely decisions regarding required disclosure and to allow CSL’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with

GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) CSL’s management, with the participation of CSL’s principal executive and financial officers, has completed an assessment of the effectiveness of CSL’s internal controls over financial reporting for the fiscal year ended December 31, 2023 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that CSL maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, using the framework specified in CSL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the CSL Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of CSL’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for CSL’s auditors any material weaknesses in internal controls; and

(iv) provided to CSL III true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the CSL Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to CSL III true, complete and correct copies of any such disclosures that are made after the date hereof.

(h) The fair value of CSL’s investments as of June 30, 2024 (i) was determined in accordance with ASC Topic 820 and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the CSL Board.

(i) To CSL’s knowledge, there is no fraud or suspected fraud affecting CSL involving management of CSL or employees of CGCIM or any of its Affiliates who have significant roles in CSL’s internal control over financial reporting.

4.7 Broker’s Fees. Neither CSL nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to Raymond James pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to CSL III.

4.8 Absence of Changes or Events. Since December 31, 2023, and through the date of this Agreement, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of CSL and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of CSL III under Section 6.1 or 6.3.

4.9 Compliance with Applicable Law; Permits.

(a) Each of CSL and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. CSL has not received any written or, to CSL’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. CSL has operated in compliance with all listing standards of the Nasdaq since the Applicable Date other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL.

(b) CSL is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL.

(c) CSL has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for CSL, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the CSL Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL.

(d) Each of CSL and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit CSL and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. CSL has not received any written or, to CSL’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL.

(e) No “affiliated person” (as defined under the Investment Company Act) of CSL has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of CSL, threatened that would result in any such disqualification.

(f) The minute books and other similar records of CSL maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of CSL, the CSL Board and any committees of the CSL Board.

4.10 CSL Information. None of the information supplied or to be supplied by CSL for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of CSL or at the time of the CSL Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by CSL with respect to information supplied by CSL III or the Advisors for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

4.11 Taxes and Tax Returns.

(a) CSL and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of CSL or any Consolidated Subsidiary has been examined by the IRS or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon CSL or any of its Consolidated Subsidiaries for which CSL does not have reserves that are adequate under GAAP. Neither CSL nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among CSL and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the First Merger is also a part), neither CSL nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither CSL nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section

481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by CSL or any of its Consolidated Subsidiaries. Neither CSL nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If CSL or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(b) CSL made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a RIC. CSL has qualified as a RIC at all times since the beginning of its taxable year ended December 31, 2013 and expects to continue to so qualify through the Effective Time. No challenge to CSL’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of CSL ending on or before the Effective Time, CSL has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code and all dividends (as defined in Section 316 of the Code) paid by CSL in any taxable year for which the applicable statute of limitations remains open shall have been deductible pursuant to the dividends paid deduction under Section 562 of the Code.

(c) Merger Sub is a newly formed entity created for the purpose of undertaking the First Merger. Prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

(d) CSL and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e) CSL is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers and the Preferred Stock Exchange from qualifying for the Intended Tax Treatment.

(f) CSL has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(g) Section 4.11(g) of the CSL Disclosure Schedule lists each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 4.11(g) of the CSL Disclosure Schedule, CSL is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(h) No claim has been made in writing by a taxing authority in a jurisdiction where CSL or any of its Consolidated Subsidiaries does not file Tax Returns that CSL or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(i) Neither CSL nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

(j) Neither CSL nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(k) Neither CSL nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than CSL and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(l) Neither CSL nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is CSL or any of its Consolidated Subsidiaries).

(m) There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of CSL or any of its Consolidated Subsidiaries.

4.12 Litigation. As of the date of this Agreement, there are no material Proceedings pending or, to CSL’s knowledge, threatened against CSL or any of its Consolidated Subsidiaries. As of the date of this Agreement, there is no Order binding upon CSL or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL.

4.13 Employee Matters. Neither CSL nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any Employee Benefit Plans.

4.14 Certain Contracts.

(a) CSL has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to CSL III of, all Contracts (collectively, the “CSL Material Contracts”) to which, as of the date hereof, CSL or any of its Consolidated Subsidiaries is a party, or by which CSL or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of CSL, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i) any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to CSL or its financial condition or results of operations;

(ii) any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of CSL or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred, or any guarantee by CSL or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $1,000,000;

(iii) any Contract that creates future payment obligations in excess of $500,000 as of July 28, 2024 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 60 days or less, or any Contract that creates or would create a Lien on any asset of CSL or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL);

(iv) any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to CSL and its Consolidated Subsidiaries, taken as a whole;

(v) any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $500,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the CSL SEC Reports; or

(vi) any Contract with a Governmental Entity.

(b) Each CSL Material Contract is (x) valid and binding on CSL and, to CSL’s knowledge, each other party thereto, (y) enforceable in accordance with its terms (subject to the Enforceability Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. The investment advisory agreement between CSL and CGCIM in effect as of the date of this Agreement has been approved by the CSL Board and stockholders of CSL in accordance with Section 15 of the Investment Company Act. Neither CSL nor any of its Consolidated Subsidiaries nor, to CSL’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any CSL Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. No CSL Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. As of the date of this Agreement, no event has occurred with respect to CSL that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any CSL Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL.

4.15 Insurance Coverage. All material insurance policies maintained by CSL or any of its Consolidated Subsidiaries and that name CSL or any of its Consolidated Subsidiaries as an insured (each, a “CSL Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each CSL Insurance Policy have been paid. Neither CSL nor any of its Consolidated Subsidiaries has received written notice of cancellation of any CSL Insurance Policy.

4.16 Intellectual Property. CSL and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of CSL and its Consolidated Subsidiaries taken as a whole (hereinafter, “CSL Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL. No claims are pending for which CSL has received written notice or, to the knowledge of CSL, threatened (i) that CSL or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any CSL Intellectual Property Right is invalid or unenforceable. To the knowledge of CSL, no Person is infringing, misappropriating or using without authorization the rights of CSL or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to CSL.

4.17 Real Property. Neither CSL nor any of its Consolidated Subsidiaries owns or leases any real property.

4.18 Investment Assets. Each of CSL and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of CSL or its Consolidated Subsidiaries set forth in Section 4.18 of the CSL Disclosure Schedule and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business. As of the date hereof, the value of investments owned by CSL that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act was greater than 70% of the value of CSL’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

4.19 State Takeover Laws. No restrictions on “business combinations” set forth in any Takeover Statutes are applicable to this Agreement, the Mergers or the other Transactions.

4.20 Valuation. Except as may be mutually agreed by the parties and with the consent of the CSL Special Committee and the CSL III Special Committee, the value of each investment asset owned by CSL that is used in connection with the computations made by CSL pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures set forth in CSL’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by CSL other than investment assets that are used in connection with the computations made by CSL pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties and with the consent of the CSL Special Committee and the CSL III Special Committee, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the CSL Board as of or prior to the date hereof.

4.21 Opinion of Financial Advisor. The CSL Special Committee has received the opinion of Raymond James, financial advisor to the CSL Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Exchange Ratio pursuant to this Agreement is fair, from a financial point of view, to CSL.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ADVISORS

Except with respect to matters set forth in the Advisors Disclosure Schedule, each Advisor hereby represents and warrants with respect to itself and CSL (in the case of CGCIM) or CSL III (in the case of CSL III Advisor), severally and not jointly, to CSL III and CSL that:

5.1 Organization. Such Advisor is a limited liability company organized and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. Such Advisor has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business as a foreign limited liability company in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to CSL or CSL III.

5.2 Authority; No Violation.

(a) Such Advisor has all requisite limited liability company power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the managers of such Advisor. This Agreement has been duly and validly executed and delivered by such Advisor and (assuming due authorization, execution and delivery by the other Advisor, CSL III, CSL and Merger Sub) constitutes the valid and binding obligation of such Advisor, enforceable against such Advisor in accordance with its terms (except as may be limited by the Enforceability Exception).

(b) Neither the execution and delivery of this Agreement by such Advisor, nor the consummation of the Transactions, nor performance of this Agreement by such Advisor, will (i) violate any provision of the certificate of formation of such Advisor or the limited liability company agreement of such Advisor or (ii) (A) violate any Law or Order applicable to such Advisor or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of such Advisor under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which such Advisor is a party or by which its properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to CSL or CSL III.

(c) No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by such Advisor, except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to such Advisor.

5.3 Compliance with Applicable Law; Permits.

(a) CSL III Advisor is, and at all times required by the Investment Advisers Act when CSL III Advisor has been the investment adviser to CSL III has been, duly registered as an investment adviser under the Investment Advisers Act.

(b) CGCIM is, and at all times required by the Investment Advisers Act when CGCIM has been the investment adviser to CSL has been, duly registered as an investment adviser under the Investment Advisers Act.

(c) Such Advisor is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to such Advisor. Such Advisor has not received any written or, to such Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to CSL or CSL III.

(d) Such Advisor holds and is in compliance with all Permits required in order to permit such Advisor to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to CSL or CSL III. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to CSL or CSL III. Such Advisor has not received any written or, to such Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to CSL or CSL III.

(e) Such Advisor has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act (complete and correct copies of which have been made available to CSL III (in case of CSL III Advisor) and CSL (in case of CGCIM)) and, during the period prior to the date of this Agreement that such Advisor has been the investment adviser to CSL III (in case of CSL III Advisor) and CSL (in case of CGCIM), such Advisor has been in compliance with such policies and procedures, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to CSL III (in case of CSL III Advisor) and CSL (in case of CGCIM), and, in each case, their respective Consolidated Subsidiaries, taken as a whole.

(f) During the period prior to the date of this Agreement that it has been the investment adviser to CSL or CSL III, there has been no material adverse change in the operations, affairs or regulatory status of such Advisor.

5.4 Litigation. There are no Proceedings pending or, to such Advisor’s knowledge, threatened against such Advisor, except as would not reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to CSL or CSL III. There is no Order binding upon such Advisor other than such Orders as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or have a Material Adverse Effect with respect to CSL or CSL III.

5.5 Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by CSL III that is used in connection with the computations made by CSL III Advisor on behalf of CSL III pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved and set forth in CSL III’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by CSL III other than investment assets that are used in connection with the computations made by CSL III Advisor on behalf of CSL III pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, the value of each investment asset owned by CSL that is used in connection with the computations made by CGCIM on behalf of CSL pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved set forth in CSL’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by CSL other than investment assets that are used in connection with the computations made by CGCIM on behalf of CSL pursuant to Section 2.6 will be determined in accordance with GAAP. The Closing CSL III Net Asset Value presented by CSL III Advisor to the CSL III Board will reflect CSL III Advisor’s determination (as valuation designee under Rule 2a-5 under the Investment Company Act) of the fair value of any portfolio securities of CSL III for which market quotations are not readily available. The Closing CSL Net Asset Value presented by CGCIM to the CSL Board will reflect CGCIM’s determination (as valuation designee under Rule 2a-5 under the Investment Company Act) of the fair value of any portfolio securities of CSL for which market quotations are not readily available.

5.6 Advisor Information. None of the information supplied or to be supplied by such Advisor for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of CSL or at the time of the CSL Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Proxy Statement/Prospectus in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by such Advisor with respect to information supplied by the other Advisor, CSL III, CSL or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

5.7 Best Interests and No Dilution. Each of CSL III Advisor (in the case of CSL III) and CGCIM (in the case of CSL) believes that (i) participation in the Mergers is in the best interests of each of CSL III (in the case of CSL III Advisor) and CSL (in the case of CGCIM) and (ii) the interests of existing shareholders of CSL III (in the case of CSL III Advisor) and CSL (in the case of CSL), as applicable, will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Mergers.

5.8 Financial Resources. Such Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Proxy Statement/Prospectus and under this Agreement.

5.9 CSL and CSL III Representations and Warranties. To the knowledge of CSL III Advisor (in the case of CSL III) and CGCIM (in the case of CSL), as of the date hereof, the representations and warranties made by CSL III in Article III (in the case of CSL III Advisor) and the representations and warranties made by CSL in Article IV (in the case of CGCIM) are true and correct in all material respects except as Previously Disclosed by CSL III (in the case of CSL III Advisor) or CSL (in the case of CGCIM).

5.10 Forbearances. The forbearances set forth in Section 6.2 and Section 6.3 hereof are not overtly onerous on the conduct of the business of CSL III (in the case of CSL III Advisor) or CSL (in the case of CGCIM), respectively, in the ordinary course of business consistent with past practice.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law or a Governmental Entity, as required or expressly permitted by this Agreement or with the prior written consent of the other parties hereto (including the consent of the CSL Special Committee, in the case of CSL, and the consent of the CSL III Special Committee, in the case of CSL III), which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of CSL and CSL III shall, and shall cause each of its respective Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business and consistent with past practice and each of CSL III’s and CSL’s investment objectives and policies as publicly disclosed, respectively, (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships and (c) take no action that would reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

6.2 CSL III Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law or a Governmental Entity, as required or expressly permitted by this Agreement or as set forth in the CSL III Disclosure Schedule, and acting in a manner consistent with Section 6.1, CSL III shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of the CSL Special Committee (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a) Other than pursuant to CSL III’s dividend reinvestment plan as in effect as of the date of this Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any CSL III Common Shares, (ii) any CSL III Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any CSL III Common Shares or other securities.

(b) (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any CSL III Common Shares or any other shares of beneficial interest of CSL III, except for (A) the authorization, announcement and payment of regular quarterly cash distributions payable on a quarterly basis, consistent with past practices and CSL III’s investment objectives and policies as publicly disclosed (“Quarterly Dividends”), (B) a Tax Dividend, (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of CSL III to CSL III or another direct or indirect wholly owned Consolidated Subsidiary of CSL III or (D) the authorization and payment of any dividend or distribution necessary for such party to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, as reasonably determined by such party, (ii) adjust, split, combine, reclassify or take similar action with respect to any CSL III Common Shares or any other shares of beneficial interest of CSL III or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for such shares; or (iii) purchase, redeem or otherwise acquire, any CSL III Common Shares or any other shares of beneficial interest of CSL III or any rights, warrants or options to acquire, or securities convertible into, such shares.

(c) Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business, or (ii) encumbrances required to secure Permitted Indebtedness of CSL III or the SPV.

(d) Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business.

(e) Amend the CSL III Declaration of Trust, the CSL III Bylaws or other governing documents or similar governing documents of the SPV.

(f) Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.

(g) Take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers or the Preferred Stock Exchange from qualifying for the Intended Tax Treatment; provided, however, that the foregoing shall not preclude CSL III from declaring or paying any Tax Dividend on or before the Closing Date.

(h) Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.

(i) Make or agree to make any new capital expenditure, other than (A) obligations to fund commitments to portfolio companies entered into in the ordinary course of business or (B) obligations to fund its pro rata allocation of capital expenditure expenses incurred by CSL III Advisor.

(j) File or amend any material Tax Return other than in the ordinary course of business consistent with past practice; make, change or revoke any material Tax election; or settle or compromise any material Tax liability or refund.

(k) Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause CSL III to fail to qualify or not be subject to tax as a RIC.

(l) Enter into any new line of business (it being understood that this prohibition does not apply to any portfolio companies in which CSL III or the SPV has made a debt or equity investment that is, would or should be reflected in CSL III’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).

(m) Other than in the ordinary course of business consistent with past practice or as permitted by Section 6.2(h), enter into any Contract that would otherwise constitute a CSL III Material Contract had it been entered into prior to the date of this Agreement.

(n) Other than in the ordinary course of business, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any CSL III Material Contract (other than any CSL III Material Contract related to Permitted Indebtedness).

(o) Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and CSL III’s investment objectives and policies as publicly disclosed, in an amount not in excess of $1,000,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, CSL, the Surviving Company or any of their Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.

(p) Except as otherwise expressly contemplated by this Agreement, merge or consolidate CSL III or the SPV with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of CSL III or the SPV.

(q) Agree to take, make any commitment to take, or adopt any resolutions of the CSL III Board authorizing, any of the actions prohibited by this Section 6.2.

6.3 CSL Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law or a Governmental Entity, as required or expressly permitted by this Agreement or as set forth in the CSL Disclosure Schedule, and acting in a manner consistent with Section 6.1, CSL shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of the CSL III Special Committee (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a) Other than pursuant to CSL’s dividend reinvestment plan as in effect as of the date of this Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any CSL Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.

(b) (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly cash distributions payable on a quarterly basis, consistent with past practices and CSL’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for CSL to maintain its qualification as a RIC or avoid the imposition of any income or excise tax, as reasonably determined by CSL or (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of CSL to CSL or another direct or indirect wholly owned Consolidated Subsidiary of CSL; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.

(c) Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business, or (ii) encumbrances required to secure Permitted Indebtedness of CSL or any of its Consolidated Subsidiaries.

(d) Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business.

(e) Amend the CSL Charter, the CSL Bylaws or other governing documents or similar governing documents of any of its Consolidated Subsidiaries.

(f) Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.

(g) Take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers and the Preferred Stock Exchange from qualifying for the Intended Tax Treatment.

(h) Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.

(i) Make or agree to make any new capital expenditure, other than (A) obligations to fund commitments to portfolio companies entered into in the ordinary course of business or (B) obligations to fund its pro rata allocation of capital expenditure expenses incurred by CGCIM.

(j) File or amend any material Tax Return other than in the ordinary course of business consistent with past practice; make, change or revoke any material Tax election; or settle or compromise any material Tax liability or refund.

(k) Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause CSL to fail to qualify or not be subject to tax as a RIC.

(l) Enter into any new line of business (it being understood that this prohibition does not apply to any portfolio companies in which CSL or any of its Consolidated Subsidiaries has made a debt or equity investment that is, would or should be reflected in CSL’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).

(m) Other than in the ordinary course of business consistent with past practice or as permitted by Section 6.3(h), enter into any Contract that would otherwise constitute a CSL Material Contract had it been entered into prior to the date of this Agreement.

(n) Other than in the ordinary course of business, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any CSL Material Contract (other than any CSL Material Contract related to Permitted Indebtedness).

(o) Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and CSL’s investment objectives and policies as publicly disclosed, in an amount not in excess of $1,000,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, the Surviving Company or any of its Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.

(p) Except as otherwise expressly contemplated by this Agreement, merge or consolidate CSL or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of CSL or any of its Consolidated Subsidiaries.

(q) Agree to take, make any commitment to take, or adopt any resolutions of the CSL Board authorizing, any of the actions prohibited by this Section 6.3.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Further Assurances.

(a) Subject to the right of CSL to take any action that constitutes a CSL Adverse Recommendation Change as expressly permitted pursuant to Section 7.7, the parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the Transactions (including the Mergers) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

In furtherance (but not in limitation) of the foregoing, each of CSL and CSL III shall as promptly as practicable file any required applications, notices or other filings under the HSR Act. Subject to applicable Law, CSL III and CSL shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to CSL III or CSL, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. CSL, on the one hand, and CSL III, on the other hand, shall each, in connection with the efforts referenced in this Section 7.1(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable

Law, permit the other party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law.

(b) Notwithstanding anything to the contrary herein, nothing in this Agreement shall require either CSL and its Consolidated Subsidiaries or CSL III and its Consolidated Subsidiaries to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Transactions (including the Mergers), other than any consent fees set forth in Section 3.3(b) of the CSL III Disclosure Schedule and Section 4.3(b) of the CSL Disclosure Schedule.

7.2 Regulatory Matters.

(a) CSL and CSL III shall as promptly as practicable jointly prepare and file with the SEC the Registration Statement. CSL shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Mergers. CSL shall use reasonable best efforts to cause the Proxy Statement/Prospectus to be promptly mailed to its stockholders upon such effectiveness and CSL III and CSL shall also use their respective reasonable best efforts to obtain any necessary state securities law or “blue sky” Permits and approvals required to carry out the Transactions, if any. CSL III shall use reasonable best efforts to furnish all information concerning CSL III and the holders of CSL III Common Shares as may be reasonably requested by CSL in connection with any such actions.

(b) Each of CSL and CSL III shall cooperate with the other in the preparation of the Registration Statement and shall furnish to the other all information reasonably requested as may be reasonably necessary or advisable in connection with the Registration Statement or any other filing or application made by or on behalf of CSL, CSL III or any of their respective Consolidated Subsidiaries to any Governmental Entity in connection with the Mergers and the other Transactions. Prior to the Effective Time, each party hereto shall promptly notify the other party (i) upon becoming aware of any event or circumstance that is required to be described in an amendment to the Registration Statement or in a supplement to the Proxy Statement/Prospectus and (ii) after the receipt by it of any comments of the SEC with respect to the Proxy Statement/Prospectus or the Registration Statement.

(c) Subject to applicable Law, each of CSL and CSL III shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.

7.3 Stockholder Approval. As of the date of this Agreement, the CSL Board has adopted resolutions approving the CSL Matters on the terms and conditions set forth in this Agreement, and directing that the CSL Matters be submitted to CSL’s stockholders for their consideration, with the recommendation that the CSL stockholders approve the same.

Notwithstanding anything to the contrary in Section 7.7, CSL shall submit to its stockholders the CSL Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions. In furtherance of that obligation, CSL shall take, in accordance with applicable Law and the CSL Charter and the CSL Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 5 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Proxy Statement/Prospectus forms a part, to convene the CSL Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon approval of the CSL Matters including the issuance of shares of CSL Common Stock as Merger Consideration, on the terms and conditions set forth in this Agreement as well as any other such matters. The record date for the CSL Stockholders Meeting shall be determined in prior consultation with CSL III. Unless the CSL Board has withdrawn the CSL Recommendation in compliance with Section 7.7, CSL shall use reasonable best efforts to obtain from CSL’s stockholders the CSL Requisite Vote to approve the CSL Matters, on the terms and conditions set forth in this Agreement, including, subject to Section 7.7, by providing to CSL’s stockholders the CSL Board’s recommendation of the approval of the CSL Matters and including such recommendation in the Proxy Statement/Prospectus and by, at the reasonable request of CSL III, postponing or adjourning the CSL Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that CSL shall not postpone or adjourn the CSL Stockholders Meeting for any other reason without the prior written consent of CSL III (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing, CSL’s obligations pursuant to this Section 7.3 (including its obligation to submit to its stockholders the CSL Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to CSL, its Representatives or its stockholders of any Takeover Proposal (including any CSL Superior Proposal), (ii) CSL effecting a Takeover Approval or delivering a Notice of a CSL Superior Proposal or (iii) a CSL Adverse Recommendation Change.

7.4 Nasdaq Listing. CSL shall use reasonable best efforts to cause the shares of CSL Common Stock to be issued as Merger Consideration under this Agreement to be authorized for listing on the Nasdaq, subject to official notice of issuance, at or prior to the Effective Time.

7.5 Indemnification; Trustees’ and Officers’ Insurance.

(a) Following the Effective Time, CSL shall, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless and advance expenses to the present and former trustees, managers and officers of CSL III or the SPV (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any Proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the Transactions). In the event of any such Indemnified Liabilities, (i) CSL shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable Law provided that the Person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC or its staff and (ii) CSL and the applicable Indemnified Parties shall cooperate in the defense of such matter.

(b) Unless CSL and CSL III shall otherwise agree, prior to the Effective Time, CSL III shall, and, if CSL III is unable to, CSL shall, cause the Surviving Company or its successor, effective as of the Effective Time, to obtain and fully pay the premium for a “tail” insurance policy for the extension of the trustees’ and officers’ liability coverage of CSL III’s existing trustees’ and officers’ insurance policies for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, CSL III’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (the “Current T&O Insurance”). If CSL III and the Surviving Company or its successor for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Company or its successor shall, and CSL shall cause the Surviving Company or its successor to, continue to maintain in effect for the Tail Period the Current T&O Insurance in place as of the date of this Agreement with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, provided in the Current T&O Insurance, or the Surviving Company or its successor shall, and CSL shall cause the Surviving Company or its successor to, purchase comparable insurance for the Tail Period; provided, that in no event shall the annual cost of such insurance exceed during the Tail Period 250% of the current aggregate annual premium paid by CSL III for such purpose; provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Company or its successor shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) Any Indemnified Party wishing to claim indemnification under Section 7.5(a), upon learning of any Proceeding described above, shall promptly notify CSL in writing; provided, that the failure to so notify shall not affect the obligations of CSL under Section 7.5(a) unless CSL is materially prejudiced as a consequence.

(d) If CSL or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each such case, CSL shall cause proper provision to be made so that the successors and assigns of CSL shall assume the obligations set forth in this Section 7.5.

(e) The provisions of this Section 7.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

7.6 No Solicitation.

(a) Each of CSL III and CSL shall, and shall cause its respective Affiliates, Consolidated Subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to CSL III or CSL, as applicable) of all confidential information previously furnished to any Person (other than CSL III, CSL or their respective Affiliates or Representatives) with respect to any Takeover Proposal. Prior to the Effective Time, subject to Section 7.7 in the case of CSL, each of CSL III and CSL shall not, and shall cause its respective Affiliates, Consolidated Subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the First Merger or any other Transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than CSL, CSL III or their respective Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than CSL, CSL III or their respective Affiliates) or with respect to any transaction (other than the Transactions) or (y) unless required by applicable duties, waiver or release under any standstill or any similar agreement with respect to equity securities of CSL III or CSL; provided, however, that notwithstanding the foregoing, each party (A) may inform Persons of the provisions contained in this Section 7.6, and (B) shall be permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any third party with respect to equity securities of CSL or CSL III in order to allow such third party to confidentially submit a Takeover Proposal.

(b) Each of CSL III and CSL shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the other party in writing of any request for information or any Takeover Proposal and the material terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) and (ii) provide to the other party copies of any written materials received by CSL III or CSL or their respective Representatives in connection with any of the foregoing, and the identity of the Person (or group of Persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of CSL III and CSL agrees that it shall keep the other party informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep the other party informed on a reasonably current basis of any information requested of or provided by CSL III or CSL and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

7.7 CSL Takeover Proposals.

(a) If on or after the date of this Agreement and at any time prior to the CSL Stockholders Meeting: (i) CSL receives a bona fide unsolicited Takeover Proposal (under circumstances in which CSL has complied in all material respects with the provisions of 7.6(a) and (b)); (ii) the CSL Special Committee shall have determined in good faith, after consultation with its outside legal counsel and, in the case of financial matters, its financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be inconsistent with the CSL directors’ duties under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a CSL Superior Proposal; and (iii) CSL gives CSL III written notice of its intention to engage in negotiations or discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person making such Takeover Proposal, the material terms and conditions of such Takeover Proposal and CSL’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal) then, subject to compliance with this Section 7.7(a), CSL may:

(i) engage in negotiations or discussions with such Person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a Person who has made such Takeover Proposal if CSL (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides CSL III a copy of all such information that has not previously been delivered to CSL III simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

(ii) after fulfilling its obligations under Section 7.7(b) below, adopt, approve or recommend, or publicly propose to adopt, approve or recommend such Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”).

If on or after the date of this Agreement and at any time prior to the CSL Stockholders Meeting, the CSL Special Committee shall have determined after consultation with its outside legal counsel that continued recommendation of the CSL Matters to CSL’s stockholders would be reasonably likely to be inconsistent with the CSL directors’ duties under applicable Law as a result of a CSL Superior Proposal, CSL may (A) withdraw or qualify (or modify or amend in a manner adverse to CSL III), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to CSL III), the approval, adoption, recommendation or declaration of advisability by the CSL Board of the CSL Matters, including the recommendation of the CSL Board that the stockholders of CSL approve the CSL Matters (the “CSL Recommendation”), and (B) take any action or make any statement, filing or release, in connection with the CSL Stockholders Meeting or otherwise, inconsistent with the CSL Recommendation in the Proxy Statement/Prospectus (any action described in clauses (A) and (B) referred to collectively with any Takeover Approval as an “CSL Adverse Recommendation Change”).

(b) Upon any determination that a Takeover Proposal constitutes a CSL Superior Proposal, CSL shall promptly provide (and in any event within twenty-four (24) hours of such determination) to CSL III a written notice (a “Notice of a CSL Superior Proposal”) (i) advising CSL III that the CSL Board has received a CSL Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such CSL Superior Proposal, including the amount per share or other consideration that the stockholders of CSL will receive in connection with the CSL Superior Proposal and including a copy of all written materials provided to or by CSL in connection with such CSL Superior Proposal (unless previously provided to CSL III), and (iii) identifying the Person making such CSL Superior Proposal. CSL shall cooperate and negotiate in good faith with CSL III (to the extent CSL III desires to negotiate) during the five (5) calendar day period following CSL III’s receipt of the Notice of a CSL Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such CSL Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable CSL to determine that such CSL Superior Proposal is no longer a CSL Superior Proposal and proceed with a CSL Recommendation without a CSL Adverse Recommendation Change. If thereafter the CSL Special Committee determines, in its reasonable good faith judgment after consultation with its outside legal counsel and, in the case of financial matters, its financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement that such CSL Superior Proposal remains a CSL Superior Proposal or the failure to make such CSL Adverse Recommendation Change would be reasonably likely to be inconsistent with the CSL directors’ duties under applicable Law, and CSL has complied in all material respects with Section 7.7(a) and Section 7.7(b), CSL may make a CSL Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.1(d)(ii).

(c) Other than as permitted by Section 7.7(a) and Section 7.7(b), neither CSL nor the CSL Board shall make any CSL Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no CSL Adverse Recommendation Change shall change the approval of the CSL Matters or any other approval of the CSL Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d) CSL shall provide CSL III with prompt written notice of any meeting of the CSL Board at which the CSL Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by CSL III reasonably in advance of such meeting).

(e) Other than in connection with a CSL Takeover Proposal, nothing in this Agreement shall prohibit or restrict the CSL Board from taking any action described in clause (A) of the definition of CSL Adverse Recommendation Change in response to an Intervening Event (a “CSL Intervening Event Recommendation Change”) if (A) prior to effecting any such CSL Intervening Event Recommendation Change, CSL promptly notifies CSL III, in writing, at least five (5) Business Days (the “CSL Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a CSL Adverse Recommendation Change or a CSL Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) CSL shall, and shall cause its Representatives to, during the

CSL Intervening Event Notice Period, negotiate with CSL III in good faith (to the extent CSL III desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the CSL Board to make a CSL Intervening Event Recommendation Change, and (C) the CSL Special Committee determines, after consulting with outside legal counsel and, in the case of financial matters, its financial advisor, that the failure to effect such a CSL Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by CSL III during the CSL Intervening Event Notice Period, would be reasonably likely to be inconsistent with the CSL directors’ duties under applicable Law.

(f) Nothing contained in this Agreement shall be deemed to prohibit CSL, the CSL Board or the CSL Special Committee from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to CSL’s stockholders if, after consultation with its outside legal counsel, CSL determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a CSL Adverse Recommendation Change unless the CSL Board expressly publicly reaffirms the CSL Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by CSL III.

7.8 Access to Information.

(a) Upon reasonable notice, except as may otherwise be restricted by applicable Law, each of CSL III and CSL shall, and shall cause each of its Consolidated Subsidiaries to, afford to the directors, trustees, officers, accountants, counsel, advisors and other Representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request; provided that the foregoing shall not require CSL III or CSL, as applicable, to afford access to or to disclose any information that in such party’s reasonable judgment would violate any confidentiality obligations to which such party is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that either CSL III or CSL may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege or any similar privilege or protection under any circumstances in which such privilege or protection may be jeopardized by such disclosure or access.

(b) No investigation by a party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other party set forth in this Agreement.

7.9 Publicity. The initial press release with respect to the Transactions shall be a joint press release reasonably acceptable to each of CSL and CSL III. Thereafter, so long as this Agreement is in effect, CSL and CSL III each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Mergers, or the Transactions, except as may be required by applicable Law or the rules and regulations of the Nasdaq and, to the extent practicable, before such press release or disclosure is issued or made, CSL or CSL III, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such disclosure; provided, that either CSL or CSL III may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made in compliance with this Section 7.9.

7.10 Takeover Statutes and Provisions. Neither CSL nor CSL III will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of CSL and CSL III shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

7.11 Tax Matters.

(a) Tax Representation Letters. Prior to the Effective Time (or at such other times as requested by counsel), each of CSL and CSL III shall execute and deliver to tax counsel a tax representation letter (which will be used in connection with the tax opinion contemplated by Sections 8.2(d) and 8.3(e), respectively). Each of CSL and CSL III shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to tax counsel in furtherance of such tax opinion.

(b) RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, (i) CSL III shall not, and shall not permit the SPV to, directly or indirectly, without the prior written consent of CSL take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause CSL III to fail to qualify as a RIC, and (ii) CSL shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of CSL III, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause CSL to fail to qualify as a RIC.

(c) Tax Treatment of the Mergers. For United States federal income Tax purposes, (i) the parties intend that the Mergers, taken together, constitute an integrated plan of the type contemplated in IRS Revenue Ruling 2001-46 and will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Mergers’ Intended Tax Treatment”) and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Section 354 and 361 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a), to which CSL III, CSL and Merger Sub are parties under Section 368(b) of the Code. Unless otherwise required by applicable Law or administrative action, (i) each of CSL III, CSL and Merger Sub shall use its reasonable best efforts to cause the Mergers to qualify for the Mergers’ Intended Tax Treatment, including by not taking any action that such party knows is reasonably likely to prevent such qualification; and (ii) each of CSL III, CSL and Merger Sub shall report the Mergers for U.S. federal income Tax purposes in a manner consistent with the Mergers’ Intended Tax Treatment.

(d) Tax Treatment of the Preferred Stock Exchange. For United States federal income Tax purposes, (i) CSL intends that the Preferred Stock Exchange will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Preferred Stock Exchange Intended Tax Treatment”) and (ii) this Agreement is intended to be, and is hereby adopted as, a “plan of reorganization” for purposes of Section 354 and 361 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a), to which CSL is a party under Section 368(b) of the Code. Unless otherwise required by applicable Law or administrative action, (i) CSL shall use its reasonable best efforts to cause the Preferred Stock Exchange to qualify for the Preferred Stock Exchange Intended Tax Treatment, including by not taking any action that CSL knows is reasonably likely to prevent such qualification; and (ii) CSL shall report the Preferred Stock Exchange for U.S. federal income Tax purposes in a manner consistent with the Preferred Stock Exchange Intended Tax Treatment.

(e) Tax Opinions. CSL III shall use its best efforts to obtain the tax opinion described in Section 8.3(e), and CSL shall use its best efforts to obtain the tax opinion described in Section 8.2(e).

7.12 Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by CSL III’s shareholders or CSL’s stockholders against any of them or any of their respective directors, trustees, officers or Affiliates with respect to this Agreement or the Transactions. Each of CSL III and CSL (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its stockholders and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

7.13 No Other Representations or Warranties. The parties hereto acknowledge and agree that except for the representations and warranties of CSL III in Article III, representations and warranties of CSL in Article IV and the representations and warranties of Advisors in Article V, none of the Advisors, CSL III, CSL or any of CSL III’s or CSL’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing makes any representation or warranty, express or implied.

7.14 Merger of Surviving Company. Immediately after the occurrence of the Effective Time and the Terminations, the Surviving Company and CSL shall consummate the Second Merger in accordance with the DSTA and MGCL.

7.15 Coordination of Dividends. CSL and CSL III shall coordinate with each other in designating the record and payment dates for any quarterly dividends or distributions to its shareholders or stockholders, as applicable, declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and neither CSL nor CSL III shall authorize or declare any dividend or distribution to its shareholders or stockholders, as applicable, after the Determination Date at any time on or before the Closing Date. In the event that a dividend or distribution with respect to the CSL III Common Shares permitted under the terms of this Agreement has (i) a record date prior to the Effective Time and (ii) has not been paid as of the Effective Time, the holders of CSL III Common Shares shall be entitled to receive such dividend or distribution at the time such shares are exchanged pursuant to Article I and Article II.

7.16 Preferred Stock Exchange Documents. Following the date hereof and prior to the Effective Time, CSL and the holder of shares of CSL Preferred Stock shall enter into, or shall cause to be entered into, a definitive agreement providing for the Preferred Stock Exchange, upon the terms and subject to the conditions contained therein (the “Preferred Stock Exchange Documents”).

7.17 Section 16 Matters. Prior to the Effective Time, each of the CSL III Board and the CSL Board shall take all such steps as may be required to cause any dispositions of CSL III Common Shares or acquisitions of CSL Common Stock resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to CSL III or will become subject to such reporting requirements with respect to CSL, in each case, to be exempt pursuant to Rule 16b-3.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1 Conditions to Each Party’s Obligations to Effect the First Merger. The respective obligations of the parties to effect the First Merger shall be subject to the satisfaction or, other than with respect to Section 8.1(a), which shall not be waived by any party hereto, waiver, at or prior to the Effective Time, of the following conditions:

(a) Stockholder Approval. The CSL Matters shall have been approved by the CSL Requisite Vote.

(b) Nasdaq Listing. The shares of CSL Common Stock to be issued under this Agreement in connection with the First Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated by the SEC. Any necessary state securities or “blue sky” authorizations shall have been received.

(d) No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Mergers or any of the other Transactions shall be in effect.

(e) Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions, including the Mergers, shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act). Each of the approvals listed on Section 8.1(e) of the CSL III Disclosure Schedule and Section 8.1(e) of the CSL Disclosure Schedule, if any, shall have been obtained and shall remain in full force and effect.

(f) No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Mergers or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Mergers or any of the other Transactions.

(g) Net Asset Value Determinations. The determination of both the Closing CSL Net Asset Value and the Closing CSL III Net Asset Value shall have been completed in accordance with Section 2.6.

(h) Preferred Stock Exchange Documents. The Preferred Stock Exchange shall have been consummated in accordance with the Preferred Stock Exchange Documents.

(i) Lock-Up Agreement. CSL and the holder of CSL Preferred Stock shall have entered into the Lock-Up Agreement, to be effective as of the Closing.

8.2 Conditions to Obligations of CSL and Merger Sub to Effect the First Merger. The obligations of CSL and Merger Sub to effect the First Merger are also subject to the satisfaction or waiver by CSL, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties of CSL III. (i) The representations and warranties of CSL III set forth in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of CSL III set forth in Section 3.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of CSL III set forth in Sections 3.3(a), 3.3(b)(i), 3.7, 3.19 and 3.20 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of CSL III set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of CSL III are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of CSL III to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to CSL III. CSL shall have received a certificate signed on behalf of CSL III by the Chief Executive Officer or the Chief Financial Officer of CSL III to the effect that the conditions set forth in Sections 8.2(a)(i), (ii), (iii) and (iv) have been satisfied.

(b) Representations and Warranties of CSL III Advisor. (i) The representations and warranties of CSL III Advisor set forth in 5.2(a) and 5.2(b)(i) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) the representations and warranties of CSL III Advisor set forth in this Agreement (other than those set forth in the foregoing clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the conditions set forth in this Section 8.2(b)(ii) shall be deemed to have been satisfied even if any such representations and warranties of CSL III Advisor are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of CSL III Advisor to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to CSL III Advisor. CSL shall have received a certificate signed on behalf of CSL III Advisor by an authorized officer of CSL III Advisor to the effect that the conditions set forth in this Section 8.2(b)(i) and (ii) have been satisfied, and, for the avoidance of doubt, any waiver of any of the conditions set forth in this Section 8.2(b) shall require prior written consent of CSL.

(c) Performance of Obligations of CSL III. CSL III shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. CSL shall have received a certificate signed on behalf of CSL III by the Chief Executive Officer or the Chief Financial Officer of CSL III to such effect.

(d) Absence of CSL III Material Adverse Effect. Since the date of this Agreement there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of CSL III.

(e) Federal Tax Opinion. CSL shall have received the opinion of Sullivan & Cromwell LLP, addressed to CSL substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers, taken together, will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and the Preferred Stock Exchange will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, tax counsel may rely upon the tax representation letters provided by CSL and CSL III.

8.3 Conditions to Obligations of CSL III to Effect the First Merger. The obligation of CSL III to effect the First Merger is also subject to the satisfaction or waiver by CSL III, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties of CSL. (i) The representations and warranties of CSL set forth in Section 4.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of CSL and Merger Sub set forth in Section 4.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of CSL and Merger Sub set forth in Sections 4.3(a), 4.3(b)(i), 4.7 and 4.19 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of CSL and Merger Sub set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of CSL and Merger Sub are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of CSL and Merger Sub to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to CSL. CSL III shall have received a certificate signed on behalf of CSL by the Chief Executive Officer or the Chief Financial Officer of CSL and Merger Sub to the effect that the conditions set forth in Sections 8.2(a)(i), (ii), (iii) and (iv) have been satisfied.

(b) Representations and Warranties of CGCIM. (i) The representations and warranties of CGCIM set forth in Sections 5.2(a) and 5.2(b)(i) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) the representations and warranties of CGCIM set forth in this Agreement (other than those set forth in the foregoing clause (i)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the conditions set forth in this Section 8.3(b)(ii) shall be deemed to have been satisfied even if any such representations and warranties of CGCIM are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of CGCIM to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to CGCIM. CSL III shall have received a certificate signed on behalf of CGCIM by an authorized officer of CGCIM to the effect that the conditions set forth in this Section 8.3(b)(i) and (ii) have been satisfied, and, for the avoidance of doubt, any waiver of any of the conditions set forth in this Section 8.3(b) shall require prior written consent of CSL III.

(c) Performance of Obligations of CSL and Merger Sub. Each of CSL and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. CSL III shall have received a certificate signed on behalf of CSL and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of CSL to such effect.

(d) Absence of CSL and CGCIM Material Adverse Effect. Since the date of this Agreement there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of CSL or CGCIM.

(e) Federal Tax Opinion. CSL III shall have received the opinion of Sullivan & Cromwell LLP, addressed to CSL III substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers, taken together, will be treated as a “reorganization” within the meaning of Section 368(a) of the Code and the Preferred Stock Exchange will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, tax counsel may rely upon the tax representation letters provided by CSL and CSL III.

8.4 Frustration of Closing Conditions. None of CSL, Merger Sub or CSL III may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the First Merger and the Transactions.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the CSL Matters by the stockholders of CSL:

(a) by mutual consent of CSL III and CSL in a written instrument authorized by each of the CSL III Board (upon the recommendation of the CSL III Special Committee), and the CSL Board (upon the recommendation of the CSL Special Committee);

(b) by either CSL III (acting upon the recommendation of the CSL III Special Committee) or CSL (acting upon the recommendation of the CSL Special Committee), if:

(i) any Governmental Entity that must grant a Regulatory Approval has denied approval of the Transactions (including the Mergers) and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Order, or promulgated any other Law permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;

(ii) the First Merger shall not have been consummated on or before March 31, 2025 (the “Initial Termination Date”); provided, that (x) if on the Initial Termination Date all of the conditions to the Closing, other than the conditions set forth in Section 8.1(a), Section 8.1(e) and Section 8.1(f) (but for the purposes of Section 8.1(f), only to the extent related to any Regulatory Approvals), shall have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), then the Initial Termination Date may be extended to the date that is ninety (90) days after the Initial Termination Date (the “First Extended Termination Date”) upon delivery of written notice by one Party to the other Party no later than three (3) Business Days prior to the Initial Termination Date, and (y) if on the First Extended Termination Date, all of the conditions to the Closing, other than the conditions set forth in Section 8.1(a), Section 8.1(e) and Section 8.1(f) (but for the purposes of Section 8.1(f), only to the extent related to any Regulatory Approvals), shall have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing), then the First Extended Termination Date may be extended to the date that is ninety (90) days after the First Extended Termination Date (the “Second Extended Termination Date”) upon delivery of written notice by one Party to the other Party no later than three (3) Business Days prior to the Second Extended Termination Date; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Termination Date;

(iii) the stockholders of CSL shall have failed to approve the CSL Matters by the CSL Requisite Vote of CSL’s stockholders at a duly held meeting of CSL’s stockholders or at any adjournment or postponement thereof at which the CSL Matters have been voted upon;

provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that has been the principal cause of or resulted in the failure to consummate the Transactions;

(c) by CSL III, if:

(i) there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of CSL, Merger Sub or CGCIM, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3(a), (b) or (d), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by CSL III to CSL (provided that neither CSL III nor CSL III Advisor is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.2(a), 8.2(b) or 8.2(d) not to be satisfied);

(ii) prior to obtaining approval of the CSL Matters by the stockholders of CSL (A) a CSL Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) CSL shall have failed to include in the Proxy Statement/Prospectus the CSL Recommendation, (C) a Takeover Proposal is publicly announced and CSL fails to issue, within 10 Business Days after such Takeover Proposal is announced, a press release that reaffirms the CSL Recommendation, or (D) a tender or exchange offer relating to any shares of CSL Common Stock shall have been commenced by a third party and CSL shall not have sent to its stockholders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the CSL Board recommends rejection of such tender or exchange offer; or

(iii) CSL breaches, in any material respect, its obligations under Section 7.6(b) or Section 7.7;

(d) by CSL, if:

(i) there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of CSL III or CSL III Advisor, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a), (b) or (d), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by CSL to CSL III (provided that none of CSL, Merger Sub or CGCIM is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.3(a), 8.3(b) or 8.3(d) not to be satisfied); or

(ii) prior to obtaining the approval of the CSL Matters by the stockholders of CSL, (A) CSL is not in material breach of any of the terms of this Agreement, (B) the CSL Board, upon the recommendation of the CSL Special Committee, subject to complying with the terms of this Agreement (including Section 7.7(b)) has authorized CSL to enter into, and CSL concurrently enters into, a definitive Contract with respect to the CSL Superior Proposal and (C) simultaneously with, and as a condition to, any such termination, CSL pays or causes to be paid to CSL III (or its designee) in immediately available funds the Termination Fee pursuant to Section 9.2(a).

The party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party in accordance with Section 11.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2 Termination Fee.

(a) If this Agreement shall be terminated:

(i) by CSL III pursuant to Section 9.1(c)(ii), then, promptly, but in no event later than three (3) Business Days after the date of such termination, CSL shall pay or cause to be paid to CSL III (or its designee), subject to applicable Law, a non-refundable fee in an amount equal to $26,000,000 (the “Termination Fee”) as liquidated damages and full compensation hereunder;

(ii) by CSL pursuant to Section 9.1(d)(ii), then, prior to, and as a condition to such termination, CSL shall pay or cause the third party that made the applicable CSL Superior Proposal to pay to CSL III (or its designee), subject to applicable Law, the Termination Fee as liquidated damages and full compensation hereunder; or

(iii) (A) by (1) CSL or CSL III pursuant to (x) any provision of Section 9.1 at a time when this Agreement was terminable by CSL III pursuant to Section 9.1(c)(iii), (y) Section 9.1(b)(ii) or (z) Section 9.1(b)(iii) or (2) CSL III pursuant to Section 9.1(c)(i) (solely to the extent that CSL has committed a willful or intentional breach) or Section 9.1(c)(iii), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) or Section 9.1(c)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iii), prior to the time of the duly held CSL Stockholders Meeting, and (C) CSL enters into a definitive Contract with respect to such Takeover Proposal within 12 months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such 12-month period), then, within two (2) Business Days after the date that such Takeover Proposal is consummated, CSL shall cause the third party that made such Takeover Proposal (or its designee) to pay CSL III, subject to applicable Law, the Termination Fee as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 9.2(a)(iii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%.”

The Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to CSL by CSL III if CSL III shall have furnished to CSL wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the Termination Fee becomes payable and is paid pursuant to this Section 9.2(a), the Termination Fee shall be CSL III’s sole and exclusive remedy for monetary damages under this Agreement.

(b) The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions, that without these agreements CSL III would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 do not constitute a penalty. If CSL fails to pay any amounts due to CSL III pursuant to this Section 9.2 within the time periods specified in this Section 9.2, CSL shall pay reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by CSL III in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts from the date payment of such amounts was due at the prime lending rate in effect on the date payment was due as published in The Wall Street Journal (or any successor publication thereto), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

9.3 Effect of Termination. In the event of termination of this Agreement by either CSL III or CSL as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of CSL, Merger Sub, CSL III, any of their respective Affiliates or Consolidated Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.8, Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.

9.4 Fees and Expenses.

(a) Subject to Section 9.2 and Section 9.4(c), all fees and expenses incurred by any party or any of its Consolidated Subsidiaries in connection with this Agreement and the Transactions (the “BDC Expenses”), including all (i) fees and expenses for financial advisory and legal services to each of CSL and CSL III in connection with this Agreement and the Transactions, (ii) fees and expenses incurred in connection with the CSL Stockholder Meeting, such as printing and mailing the Registration Statement and necessary ancillary documents, (iii) fees and expenses incurred in connection with soliciting and tabulating stockholder votes, including the cost of a proxy solicitation firm, (iv) fees and expenses incurred in connection with meetings of the CSL Special Committee and the CSL III Special Committee, (v) fees and expenses incurred by the CSL Board or the CSL III Board in connection with the Transactions including legal, tax, and other outside advisors and (vi) fees and expenses incurred in connection with litigation relating to the Transactions shall, in each case, be paid by the party incurring such fees or expenses (or, in the case of Merger Sub, CSL), whether or not the Transactions (including the First Merger) are consummated.

(b) All fees and expenses (whether or not incurred or owed by CSL or CSL III) related to (i) the drafting of this Agreement, the other ancillary documents and the Registration Statement, (ii) filing and other fees paid to the SEC in connection with the Transactions, and (iii) filing and other fees incurred in connection with any filing under the HSR Act in connection with the Transactions (collectively, the “Joint Expenses”) shall be borne by CSL and CSL III on a pro rata basis based upon the relative net assets of CSL and CSL III as of the date on which the Exchange Ratio is determined, subject to reimbursement by the CSL III Advisor or CGCIM pursuant to Section 9.4(c).

(c) (i) If Closing occurs, (x) CGCIM shall, either through direct payment to the vendors or payees, through waiver or offset of fees owed to CGCIM or through reimbursement to CSL, bear 100% of the aggregate reasonable out-of-pocket costs and expenses constituting BDC Expenses incurred by CSL, and (y) CSL III Advisor shall, either through direct payment to the vendors or payees, through waiver or offset of fees owed to CSL III Advisor or through reimbursement to CSL III, bear 100% of the aggregate reasonable out-of-pocket costs and expenses constituting BDC Expenses incurred by CSL III, up to, in the case of clauses (x) and (y), an aggregate amount equal to $5,000,000, (ii) if Closing does not occur because the stockholders of CSL shall have failed to approve the CSL Matters by the CSL Requisite Vote of CSL’s stockholders at a duly held meeting of CSL’s stockholders or at any adjournment or postponement thereof at which the CSL Matters have been voted upon, CSL III Advisor shall, either through direct payment to the vendors or payees, through waiver or offset of fees owed to CSL III Advisor or through reimbursement to CSL III, bear 100% of the aggregate reasonable out-of-pocket costs and expenses constituting BDC Expenses incurred by CSL III, up to an aggregate amount equal to $2,500,000, and (iii) if Closing does not occur other than for a reason set forth in Section 9.4(c)(ii), (x) CGCIM shall, either through direct payment to the vendors or payees, through waiver or offset of fees owed to CGCIM or through reimbursement to CSL, bear 50% of the aggregate reasonable out-of-pocket costs and expenses constituting BDC Expenses incurred by CSL, and (y) CSL III Advisor shall, either through direct payment to the vendors or payees, through waiver or offset of fees owed to CSL III Advisor or through reimbursement to CSL III, bear 50% of the aggregate reasonable out-of-pocket costs and expenses constituting BDC Expenses incurred by CSL III, up to, in the case of clause (x) and (y), up to an aggregate amount equal to $2,500,000 (such amount under clauses (i), (ii) or (iii), the “Expense Cap”), and in the case of this clause (iii), CSL and CSL III shall bear the remaining 50% of their respective BDC Expenses in accordance with Section 9.4(a). For the avoidance of doubt, if Closing does not occur because the stockholders of CSL shall have failed to approve the CSL Matters by the CSL Requisite Vote of CSL’s stockholders at a duly held meeting of CSL’s stockholders or at any adjournment or postponement thereof at which the CSL Matters have been voted upon, CSL shall bear 100% of its BDC Expenses in accordance with Section 9.4(a). The Expense Cap shall be allocated between CSL and CSL III on a pro rata basis based upon the relative net assets of CSL and CSL III as of the date on which the Exchange Ratio is determined; provided, that if (A) the aggregate BDC Expenses and allocated Joint Expenses of either CSL or CSL III, as applicable, to be reimbursed to or paid on behalf of such party pursuant to the foregoing clauses (i) or (iii) exceeds such party’s pro rata share of the Expense Cap and (B) the aggregate BDC Expenses and allocated Joint Expenses of the other party to be compensated pursuant to the foregoing clauses (i) or (iii), as applicable, is less than such other party’s pro rata share of the applicable Expense Cap, then the portion of the Expense Cap not used by such other party in the immediately preceding clause (B) shall be added to the Expense Cap of the other party in the immediately preceding clause (A).

(d) Subject to Section 9.4(c) above, each of CSL and CSL III will pay all of its BDC Expenses and its pro rata share of Joint Expenses in excess of the portion of the Expense Cap applicable to it whether or not the Closing occurs.

9.5 Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors or trustees, as the case may be, at any time before or after approval of the CSL Matters by the stockholders of CSL; provided, however, that after any approval of the CSL Matters by the stockholders of CSL, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties (acting upon the recommendation of the CSL III Special Committee, in the case of CSL III, or the CSL Special Committee, in the case of CSL).

9.6 Extension; Waiver. At any time prior to the Effective Time, each party, by action taken or authorized by the CSL III Board, upon the recommendation of the CSL III Special Committee, or the CSL Board, upon the recommendation of the CSL Special Committee, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

ARTICLE X

CERTAIN DEFINITIONS

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” has a meaning correlative thereto.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, NY.

“Code” means the Internal Revenue Code of 1986.

“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.

“Contagion Event” shall mean the outbreak and ongoing effects of a contagious disease, epidemic or pandemic (including COVID-19) or any treatment or vaccines therefor.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.

“CSL Capital Stock” means the CSL Common Stock and the CSL Preferred Stock, collectively.

“CSL Matters” means (i) the proposed issuance of CSL Common Stock in connection with the First Merger and (ii) any other matters required to be approved or adopted by the stockholders of CSL in order to effect the Transactions.

“CSL Per Share NAV” means the quotient (rounded to the nearest whole cent) of (i) the Closing CSL Net Asset Value and (ii) the number of shares of CSL Common Stock issued and outstanding as of the Determination Date (taking into account the shares of CSL Common Stock to be issued as a result of the Preferred Stock Exchange as if the Preferred Stock Exchange had occurred as of the Determination Date).

“CSL Preferred Stock” means the cumulative convertible preferred stock, par value $0.01 per share, of CSL.

“CSL Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, CSL or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of CSL or more than 75% of the assets of CSL on a consolidated basis (a) on terms which the CSL Board determines in good faith to be superior for the stockholders of CSL (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the First Merger (after giving effect to the payment of the Termination Fee and any alternative proposed by CSL III in accordance with Section 7.7), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by CSL Board (upon the recommendation of the CSL Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“CSL III Administration Agreement” means the administration agreement between CSL III and Carlyle Global Credit Administration L.L.C. in effect as of the date of this Agreement.

“CSL III Advisory Agreement” means the investment advisory agreement between CSL III and CSL III Advisor in effect as of the date of this Agreement.

“CSL III Matters” means (i) the adoption of this Agreement and approval of the Transactions and (ii) any other matters approved or adopted by CSL III Board in order to effect the Transactions.

“CSL III Per Share NAV” means the quotient of (rounded to the nearest whole cent) (i) the Closing CSL III Net Asset Value and (ii) the number of CSL III Common Shares issued and outstanding as of the Determination Date (excluding any Cancelled Shares).

“CSL III Share of CSL Premium” means fifty percent (50%) multiplied by the difference between (A) the quotient of (x) CSL Common Stock Price; and (y) CSL Per Share NAV and (B) one (1).

“Credit Fund” means Middle Market Credit Fund, LLC, a Delaware limited liability company.

“Credit Fund II” means Middle Market Credit Fund II, LLC, a Delaware limited liability company.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” shall be calculated as follows:

(i) if the closing price per share of CSL Common Stock on the Nasdaq on either the Determination Date or, if the Nasdaq is closed on the Determination Date, the most recent trading day prior to the Determination Date (the “CSL Common Stock Price”) is equal to or lesser than the CSL Per Share NAV, then the Exchange Ratio shall be the quotient (rounded to the fourth nearest decimal) of: (A) the CSL III Per Share NAV, and (B) the CSL Per Share NAV; or

(ii) if the CSL Common Stock Price is greater than the CSL Per Share NAV, then the Exchange Ratio shall be the quotient (rounded to the fourth nearest decimal) of: (A) the amount equal to (x) CSL III Per Share NAV multiplied by (y) the sum of (a) one (1) and (b) the CSL III Share of CSL Premium; and (B) the CSL Common Stock Price; provided, that, the amount set forth in sub-clause (y) for the purposes of the calculation shall not be greater than, and shall be subject to a cap of, 1.055.

“Governmental Entity” means any federal, state, local or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into in the ordinary course of business.

“Independent Director” means each director who is not an “interested person”, as defined in the Investment Company Act, of CSL.

“Independent Trustee” means each trustee who is not an “interested person”, as defined in the Investment Company Act, of CSL III.

“Intended Tax Treatment” means the Mergers’ Intended Tax Treatment and the Preferred Stock Exchange Intended Tax Treatment.

“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, CSL and its Consolidated Subsidiaries, taken as a whole, or CSL III and its Consolidated Subsidiaries, taken as a whole, that was not known to, or reasonably foreseeable by, the party’s board of directors, as of or prior to the date hereof (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable as of the date hereof) and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party

(or to be refrained from being taken by such party) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the CSL Common Stock (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event); and (c) any changes in general economic or political conditions.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company Act” means the Investment Company Act of 1940.

“knowledge” means (i) for CSL III, the actual knowledge of its executive officers and directors set forth in Section 9 of the CSL III Disclosure Schedule, (ii) for CSL, the actual knowledge of its executive officers and directors set forth in Section 9 of the CSL Disclosure Schedule and (iii) for each Advisor, the actual knowledge of the individuals set forth in Section 9 of the Advisors Disclosure Schedule.

“KBW” means Keefe, Bruyette & Woods, Inc.

“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“Material Adverse Effect” means, with respect to CSL, CSL III or each Advisor, as the case may be, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiaries, taken as a whole, other than (A) any Effect resulting from or attributable to (1) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics, including a Contagion Event (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto), (2) general changes or developments in the industries in which such party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries, except, in the case of the foregoing clauses (1) and (2), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (3) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (B) any failure to meet internal or published projections or forecasts for any period, as the case may be, or, with respect to CSL, any decline in the price of shares of CSL Common Stock on the Nasdaq or trading volume of CSL Common Stock (provided that the underlying causes of such failure or decline shall be considered in determining whether there is a Material Adverse Effect) or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the First Merger and the other Transactions.

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Permitted Indebtedness” means Indebtedness of CSL or CSL III, as applicable, and its respective Consolidated Subsidiaries (i) outstanding as of the date of this Agreement or (ii) Indebtedness incurred after the date of this Agreement to the extent permitted by the Investment Company Act that is substantially consistent with the past practices of CSL or CSL III, as applicable.

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“Previously Disclosed” means information (i) with respect to CSL III, (A) set forth by CSL III in the CSL III Disclosure Schedule or (B) disclosed since the Applicable Date in any CSL III SEC Report, and (ii) with respect to CSL, (A) set forth by CSL in the CSL Disclosure Schedule or (B) disclosed since the Applicable Date in any CSL SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any CSL III SEC Report or CSL SEC Report, as the case may be, shall not be deemed to be “Previously Disclosed.”

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Raymond James” means Raymond James & Associates, Inc.

“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than CSL or CSL III or any of their respective Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving CSL III or CSL, as applicable, or any of such party’s respective Consolidated Subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of CSL III or CSL, as applicable, and such party’s respective Consolidated Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding CSL Common Shares, or other equity or voting interests in, CSL III or in any of CSL III’s Consolidated Subsidiaries or, CSL or in any of CSL’s Consolidated Subsidiaries, as applicable, in each case other than the First Merger and the other Transactions.

“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Dividend” means a dividend or dividends, other than a Quarterly Dividend, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to CSL III’s shareholders (i) all of its previously undistributed “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.

“Tax Return” means a report, return, statement, form or other information (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.

“Trading Day” shall mean a day on which shares of CSL Common Stock are traded on Nasdaq.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Treasury Regulations” means all final and temporary federal income tax regulations issued under the Code by the United States Treasury Department.

Table of Definitions

Term:	Section:
BDC Expenses	9.4(a)
Closing Date	1.2
Code	Recitals
CSL	Preamble
CSL III	Preamble
CSL III Advisor	Preamble
CSL III Balance Sheet	3.6(b)
CSL III Board	Recitals
CSL III Bylaws	3.1(b)
CSL III Capitalization Date	3.2(a)
CSL III Declaration of Trust	3.1(b)
CSL III Common Share	1.5(b)
CSL III Disclosure Schedule	11.9
CSL III Insurance Policy	3.15
CSL III Intellectual Property Rights	3.16
CSL III Material Contracts	3.14(a)
CSL III SEC Reports	3.5(a)
CSL III Special Committee	Recitals
CSL III Voting Debt	3.2(a)
CSL Adverse Recommendation Change	7.7(a)
CSL Balance Sheet	4.6(b)
CSL Board	Recitals
CSL Bylaws	4.1(b)
CSL Capitalization Date	4.2(a)
CSL Charter	4.1(b)
CSL Common Stock	1.5(b)
CSL Disclosure Schedule	11.9
CSL Insurance Policy	4.15
CSL Intellectual Property Rights	4.16
CSL Intervening Event Notice Period	7.7(e)
CSL Intervening Event Recommendation Change	7.7(e)
CSL Material Contracts	4.14(a)
CSL Recommendation	7.7(a)
CSL Requisite Vote	4.3(a)
CSL SEC Reports	4.5(a)
CSL Special Committee	Recitals
CSL Stockholders Meeting	4.3(a)
CSL Voting Debt	4.2(a)
Current T&O Insurance	7.5(b)
DE SOS	1.3
Delaware Certificate of Merger	1.3
Determination Date	2.6(a)
Disclosure Schedule	11.9

Table of Definitions

Term:	Section:
DOJ	7.1(a)
DSTA	1.1
Effective Time	1.3
Employee Benefit Plans	3.13
Enforceability Exception	3.3(a)
Exchange Fund	2.3
EY	3.6(a)
First Extended Termination Date	9.1(b)(ii)
First Merger	Recitals
FTC	7.1(a)
GAAP	3.6(a)
HSR Act	3.4
Indemnified Liabilities	7.5(a)
Indemnified Parties	7.5(a)
Indemnified Party	7.5(a)
Initial Termination Date	9.1(b)(ii)
Intellectual Property Rights	3.16
Intended Tax Treatment	7.11(c)
IRS	3.11(a)
Joint Expenses	9.4(b)
Maryland Articles of Merger	1.3
Merger Consideration	1.5(c))
Merger Sub	Preamble
Mergers	Recitals
MGCL	1.1
Nasdaq	2.2
Notice of a CSL Superior Proposal	7.7(b)
Paying and Exchange Agent	2.3
Preferred Stock Exchange	1.6(b)
Preferred Stock Exchange Documents	7.16
Proxy Statement/Prospectus	3.4
Quarterly Dividends	6.2(b)
Registration Statement	3.4
Representatives	7.6(a)
RIC	3.11(b)
Rights	3.2(a)
Sarbanes-Oxley Act	3.6(g)
SDAT	1.3
Second Delaware Certificate of Merger	1.8(a)
Second Effective Time	1.8
Second Extended Termination Date	9.1(b)(ii)
Second Maryland Articles of Merger	1.8(a)
Second Merger	Recitals

Table of Definitions

Term:	Section:
SPV	3.1(c)
Surviving Company	Recitals
Tail Period	7.5(b)
Takeover Approval	7.7(a)(ii)
Takeover Statutes	3.19
Termination Fee	9.2(a)(i)
Terminations	1.7

ARTICLE XI

GENERAL PROVISIONS

11.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 7.5 and Section 9.4 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

11.2 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed to have been duly given or made on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by an internationally recognized overnight courier to the Person or entity for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email (unless the sender receives a non-delivery message or automatically generated response), as provided in this Section 11.2:

If to CSL III, to:

Carlyle Secured Lending III

One Vanderbilt Avenue, Suite 3400

New York, NY 10017

Attention:  Joshua Lefkowitz

Email:    Joshua.Lefkowitz@carlyle.com

with a copy, which will not constitute notice, to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:  William G. Farrar / Melissa Sawyer

Email:    farrarw@sullcrom.com / sawyerm@sullcrom.com

and

Sullivan & Worcester LLP

1666 K Street, NW

Washington, DC 20006

Attention:  David M. Leahy / David Mahaffey / John Chilton

Email:    dleahy@sullivanlaw.com / dmahaffey@sullivanlaw.com / jchilton@sullivanlaw.com

If to CSL or Merger Sub, to:

Carlyle Secured Lending, Inc.

One Vanderbilt Avenue, Suite 3400,

New York, NY 10017

Attention:  Joshua Lefkowitz

Email:    Joshua.Lefkowitz@carlyle.com

with a copy, which will not constitute notice, to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:  William G. Farrar / Melissa Sawyer

Email:    farrarw@sullcrom.com / sawyerm@sullcrom.com

and

Sidley Austin LLP

787 7th Avenue

New York, NY 10019

Attention:  Jay Baris / Bartholomew A. Sheehan

Email:    jbaris@sidley.com / bsheehan@sidley.com

If to CSL III Advisor, to:

CSL III Advisor, LLC

One Vanderbilt Avenue, Suite 3400

New York, NY 10017

Attention:  Joshua Lefkowitz

Email:    Joshua.Lefkowitz@carlyle.com

with a copy, which will not constitute notice, to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:  William G. Farrar / Melissa Sawyer

Email:    farrarw@sullcrom.com / sawyerm@sullcrom.com

If to CGCIM, to:

Carlyle Global Credit Investment Management L.L.C.

One Vanderbilt Avenue, Suite 3400

New York, NY 10017

Attention:  Joshua Lefkowitz

Email:    Joshua.Lefkowitz@carlyle.com

with a copy, which will not constitute notice, to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:  William G. Farrar / Melissa Sawyer

Email:    farrarw@sullcrom.com / sawyerm@sullcrom.com

11.3 Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Except as otherwise specifically provided herein, all references in this Agreement to any Law include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time, and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith; provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended as of such date. Any agreement or instrument referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and all attachments thereto and instruments incorporated therein. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). The rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

11.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. The Parties understand and agree that delivery of a signed counterpart signature page to this Agreement or any amendment or waiver to this Agreement by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall constitute valid and sufficient delivery thereof and shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to this Agreement or to any such agreement or instrument shall raise the use of electronic means to deliver a signature to this Agreement or any amendment or waiver hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means as a defense to the formation of a contract and each party hereto forever waives any such defense.

11.5 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

11.6 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all Proceeding (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction (whether of the State of Delaware or any other jurisdiction) would be required thereby. Each party hereto agrees that it shall bring any Proceeding in respect of any claim based upon, arising out of or relating to this Agreement or the Transactions exclusively in the Court of Chancery of the State of Delaware and, if and only if such Court declines to exercise jurisdiction, the other courts of the State of Delaware or the federal courts of the United States of America located in the State of Delaware and the appellate courts therefrom (in such order of priority, the “Chosen Courts”) and solely in connection with claims arising under or relating to this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 11.2 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.6.

11.7 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.5, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

11.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

11.9 Disclosure Schedule. Before entry into this Agreement, CSL, CSL III and the Advisors each delivered to the other party a schedule (the “CSL Disclosure Schedule”, the “CSL III Disclosure Schedule” and the “Advisors Disclosure Schedule”, respectively, each, a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, Article IV, or Article V, as applicable, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. Each Disclosure Schedule shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Schedule, shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections.

[Signature Page Follows]

IN WITNESS WHEREOF, CSL III, CSL, Merger Sub and the Advisors have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CARLYLE SECURED LENDING III

By:	/s/ Justin Plouffe
Name:	Justin Plouffe
Title:	Chief Executive Officer

CARLYLE SECURED LENDING, INC.

By:	/s/ Thomas M. Hennigan
Name:	Thomas M. Hennigan
Title:	Chief Financial Officer

BLUE FOX MERGER SUB, INC.

By:	/s/ Thomas M. Hennigan
Name:	Thomas M. Hennigan
Title:	Secretary

CSL III ADVISOR, LLC

(Solely for the purposes of Section 2.6, Article V, Section 8.2(b) and Article XI)

By:	/s/ Joshua Lefkowitz
Name:	Joshua Lefkowitz
Title:	Chief Legal Officer

CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT L.L.C.

(Solely for the purposes of Section 2.6, Article V, Section 8.3(b) and Article XI)

By:	/s/ Joshua Lefkowitz
Name:	Joshua Lefkowitz
Title:	Chief Legal Officer

[Signature Page to Agreement and Plan of Merger]

FORM OF LOCK-UP AGREEMENT

This Lock-up Agreement is dated as of [•], 202[4] by and between (a) Carlyle Secured Lending, Inc. a Maryland corporation (the “Company”), and (b) each holder of record of shares of Common Stock resulting from the Preferred Stock Exchange as identified on Exhibit A hereto and the other Persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with the Company in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, the Stockholder Parties own or will own equity interests in the Company;

WHEREAS, the Company, Carlyle Secured Lending III, a Delaware statutory trust (“CSL III”), Blue Fox Merger Sub, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and, solely for the limited purposes set forth therein, CSL III Advisor, LLC, a Delaware limited liability company and investment adviser to CSL III (“CSL III Advisor”), and Carlyle Global Credit Investment Management, L.L.C., a Delaware limited liability company and investment adviser to the Company (“CGCIM,” together with CSL III Advisor, the “Advisors”), entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of August 2, 2024, pursuant to which, among other transactions, (a) Merger Sub will merge with and into CSL III (the “First Merger”), with CSL III continuing as the surviving company and as a wholly-owned subsidiary of the Company and (b) immediately following the First Merger, the surviving corporation of the First Merger will merge with and into the Company, with the Company continuing as the surviving company (the “Second Merger” and, together with the First Merger, the “Mergers”), in each case, on the terms and conditions set forth therein; and

WHEREAS, in connection with the Mergers, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on transfer of equity interests in the Company.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Advisors” has the meaning set forth in the Background.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Lock-up Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“CGCIM” has the meaning set forth in the Background.

“Change of Control” means any transaction or series of related transactions (A) following which a Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of Persons (other than the Company or any of its Subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in the Company, (B) constituting a merger, consolidation, reorganization or other business combination, however effected, following which either (1) the members of the board of directors of the Company immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the board of directors (or equivalent governing body) of the Person resulting from such transaction (or series of related transactions)or the ultimate parent thereof or (2) the voting securities of the Company immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into fifty (50%) or more of the combined voting power of the then outstanding voting securities of the Person resulting from such transaction (or series of related transactions) or the ultimate parent thereof, or (C) the result of which is a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or its Subsidiaries).

“Chosen Courts” has the meaning set forth in Section 3.6.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“CSL III” has the meaning set forth in the Background.

“CSL III Advisor” has the meaning set forth in the Background.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“First Merger” has the meaning set forth in the Background.

“Lock-up” has the meaning set forth in Section 2.1(a).

“Lock-up Shares” has the meaning set forth in Section 2.1(c).

“Mergers” has the meaning set forth in the Background.

“Merger Agreement” has the meaning set forth in the Background.

“Merger Sub” has the meaning set forth in the Background.

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“Permitted Transferees” has the meaning set forth in Section 2.1(c).

“Preferred Stock” means the convertible preferred stock, par value $0.01 per share, of the Company.

“Preferred Stock Exchange” means that transaction, upon the terms and subject to the conditions contained in the Preferred Stock Exchange Documents (as defined in the Merger Agreement), pursuant to which all shares of the Company’s Preferred Stock issued and outstanding will be exchanged for such number of the Company’s Common Stock in a transaction exempt from registration under the Securities Act of 1933, as amended, as is equal to the quotient of (i) the aggregate liquidation preference of Preferred Stock and (ii) the calculation of the net asset value per share of the Company’s Common Stock (with an accrual for any dividend declared by the Company and not yet paid).

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Restricted Period” has the meaning set forth in Section 2.1(c).

“Second Merger” has the meaning set forth in the Background.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Trading Day” means any day on which shares of Common Stock are actually traded on the principal securities exchange or securities market on which shares of Common Stock are then traded.

“Transfer” has the meaning set forth in Section 2.1(c).

1.2 Construction. Unless the context otherwise requires: (a) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (b) “or” is disjunctive but not exclusive, (c) words in the singular include the plural, and in the plural include the singular, and (d) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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ARTICLE II

LOCK-UP

2.1 Lock-up.

(a) Subject to the exclusions in Section 2.1(b), each Stockholder Party agrees not to Transfer any Lock-up Shares until the end of the Restricted Period without the prior written consent of the Company’s board of directors and such Transfer is made in accordance with applicable securities and other laws (the “Lock-up”).

(b) Each Stockholder Party or any of its Permitted Transferees may Transfer any Lock-up Shares it holds during the Restricted Period (i) to other Stockholder Parties or any direct or indirect partners, members or equity holders of such Stockholder Party, any Affiliates of such Stockholder Party or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (ii) by gift to a charitable organization; (iii) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; or (iv) to the Company.

(c) For purposes of this Section 2.1:

(i) The term “Restricted Period” means:

(A) for one-third of the Lock-up Shares held by each Stockholder Party and its Permitted Transferees, the period beginning on the Closing Date and ending on the date that is 360 days after the Closing Date;

(B) for one-third of the Lock-up Shares held by each Stockholder Party and its Permitted Transferees, the period beginning on the Closing Date and ending on the date that is 540 days after the Closing Date; and

(C) for one-third of the Lock-up Shares held by each Stockholder Party and its Permitted Transferees, the period beginning on the Closing Date and ending 720 days after the Closing Date.

Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Closing Date, the Restricted Period for any Lock-up Shares shall automatically terminate immediately prior to such Change of Control. For the avoidance of doubt, no Lock-up Shares shall be subject to Lock-up from and after the date that is 720 days after the Closing Date.

(ii) The term “Lock-up Shares” means with respect to any Stockholder Party and its respective Permitted Transferees, the shares of Common Stock held by such Person as a result of the Preferred Stock Exchange (but not, for the avoidance of doubt, shares of Common Stock acquired by such Person following the consummation of the First Merger or held by such Stockholder Party prior to the consummation of the First Merger other than as a result of the Preferred Stock Exchange).

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(iii) The term “Permitted Transferees” means, prior to the expiration of the Restricted Period, any Person to whom such Stockholder Party or any other Permitted Transferee of such Stockholder Party is permitted to transfer such shares of Common Stock pursuant to Section 2.1(b).

(iv) The term “Transfer” means the (A) direct sale of, offer to sell, gift of, contract or agreement to sell by operation of law or otherwise, assignment, hypothecation or pledge of, grant of any option to purchase or otherwise disposition of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (B) entry into any swap or other arrangement that directly transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

(d) Each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Restricted Period so long as no Transfers of such Stockholder Party’s shares of Common Stock in contravention of this Section 2.1 are effected prior to the expiration of the applicable Restricted Period.

(e) Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Lock-up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s Lock-up Shares describing the foregoing restrictions.

(f) For the avoidance of doubt, each Stockholder Party shall retain all of its rights as a stockholder of the Company with respect to the Lock-up Shares during the Restricted Period, including the right to vote any Lock-up Shares.

ARTICLE III

GENERAL PROVISIONS

3.1 Notices. All notices and other communications in connection with this Agreement among the parties shall be in writing and shall be deemed to have been duly given or made on the date of delivery to the recipient thereof if received prior to 5:00 p.m. in the place of delivery and such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by an internationally recognized overnight courier to the Person or entity for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, or (c) sent by email (unless the sender receives a non-delivery message or automatically generated response), as provided in this Section 3.1:

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If to the Company, to:

Carlyle Secured Lending, Inc.

One Vanderbilt Avenue, Suite 3400,

New York, NY 10017

Attn: Joshua Lefkowitz

E-mail: Joshua.Lefkowitz@carlyle.com

with a copy (not constituting notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: William G. Farrar / Melissa Sawyer

E-mail: farrarw@sullcrom.com / sawyerm@sullcrom.com

If to any Stockholder Party, to such address indicated on the Company’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing.

3.2 Amendment; Waiver.

(a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by the Company and the Stockholder Parties holding a majority of the shares then held by the Stockholder Parties in the aggregate as to which this Agreement has not been terminated.

(b) At any time prior to the date of this Agreement, the Company and any party hereto, by action taken or authorized by the board of directors of the Company, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (iii) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

3.3 Further Assurances. The parties hereto will, at the Company’s expense, sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio.

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3.5 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement, as a third party beneficiary or otherwise.

3.6 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and all Proceedings (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, including its statutes of limitations, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction (whether of the State of Delaware or any other jurisdiction) would be required thereby. Each party hereto agrees that it shall bring any Proceeding in respect of any claim based upon, arising out of or relating to this Agreement exclusively in the Court of Chancery of the State of Delaware and, if and only if such Court declines to exercise jurisdiction, the other courts of the State of Delaware or the federal courts of the United States of America located in the State of Delaware and the appellate courts therefrom (in such order of priority, the “Chosen Courts”) and solely in connection with claims arising under or relating to this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that mailing of process or other papers in connection with any such action in the manner provided in Section 3.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 3.6.

3.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

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3.8 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

3.9 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted.

3.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. The parties hereto understand and agree that delivery of a signed counterpart signature page to this Agreement or any amendment or waiver to this Agreement by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall constitute valid and sufficient delivery thereof and shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to this Agreement or to any such agreement or instrument shall raise the use of electronic means to deliver a signature to this Agreement or any amendment or waiver hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means as a defense to the formation of a contract and each party hereto forever waives any such defense.

3.11 Several Liability. The liability of any Stockholder Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Stockholder Party be liable for any other Stockholder Party’s breach of such other Stockholder Party’s obligations under this Agreement.

3.12 Effectiveness. This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Lock-up Agreement on the day and year first above written.

CARLYLE SECURED LENDING, INC.

By:
Name:
Title:

CARLYLE INVESTMENT MANAGEMENT L.L.C.

By:

Exhibit A

1. Carlyle Investment Management L.L.C.

Exhibit B

FORM OF JOINDER TO LOCK-UP AGREEMENT

[______], 20__

Reference is made to the Lock-up Agreement, dated as of August [•], 202__, by and among Carlyle Secured Lending, Inc. (the “Company”) and the other Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lock-up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-up Agreement.

Each of the Company and each undersigned holder of shares of the Company (each, a “New Stockholder Party”) agrees that this Joinder to the Lock-up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lock-up Agreement as a Stockholder Party. This Joinder shall serve as a counterpart signature page to the Lock-up Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lock-up Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title

CARLYLE SECURED LENDING, INC.

By:
Name:
Title: